                                                                   EXHIBIT 10.23



                             OFFICE LEASE AGREEMENT

                 THIS LEASE AGREEMENT, ("Lease") is made as of the 19th day of January, 1996, between Maguire/Thomas Partners - Westlake/ Southlake Partnership, a Texas general partnership, hereinafter called "Landlord", and American Airlines, Inc., a Delaware corporation, hereinafter called "Tenant".

                               LEASE OF PREMISES

                 In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all the terms and conditions hereinafter set forth, those certain premises (hereinafter called the "Premises") set forth in Items 1 and 2 of the Basic Lease Provisions and shown on the drawings attached hereto and made a part hereof as Exhibit "A". The office building in which the Premises are located (the "Building"), the structured and surface parking which serve the Building including any such facilities if constructed pursuant to Section 16.24 (the "Parking Facilities"), all improvements and appurtenances to the Building and the land on which the Building, Parking Facilities, improvements and appurtenances are situated, are referred to collectively herein as the "Project", all as outlined on the site plan attached hereto as Exhibit "A-2". The Project is located within that certain development of Landlord in the Westlake/Southlake area as more particularly shown in Exhibit "A-3", attached hereto, which is hereinafter referred to as the "Complex". The land, on which the Project is situated, is more particularly described in Exhibit "A-1" attached hereto.


                             BASIC LEASE PROVISIONS

1. Building Name and Address: Southlake Building, 1 East Kirkwood Blvd., Southlake, Texas

2.       Suites #: 100-500                 Floors:  One through Five

         Rentable Area:  375,057 square feet

         Parking Spaces: See attached Exhibit "F".

3.       Total Rentable Area of Building: 375,057 square feet

         Tenant's Building Expense Percentage: 100% (See Article 2)

4.       a.      Basic Rent:  Months 1-60 (being from July 1, 1996, through
                 June 30, 2001, unless extended by reason of "Delay" as defined in Section 1.01) being the annual amount of $5,550,843.60
                 ($14.80 per rentable sq.ft.), payable in the monthly amount of $462,570.30.



OFFICE LEASE AGREEMENT

                 Months 61-90 (being from July 1, 2001, through December 31, 2003, unless extended by reason of Delay as defined in Section 1.01) being the annual amount of $6,300,957.60 ($16.80 per rentable sq.ft.), payable in the monthly amount of $525,079,80.

                 Months 91-120 (being from January 1, 2004 through June 30, 2006, unless extended by reason of Delay as defined in Section 1.01) being in the annual amount of $7,426,128.60 ($19.80 per rentable sq.ft.), payable in the monthly amount of $618,844.05.

         The foregoing represent the months after the Rent Commencement Date. From February 1, 1996, through June 30, 1996, no Basic Rent is due as long as the License Agreement dated as of December 8, 1995, by and between Landlord and Tenant ("License") remains in effect; however, if the License is terminated for any reason permitted by the License after entry into this Lease, then Tenant shall pay Landlord the sum of $191,000, less any payments of the Basic Fee under the License previously made by Tenant and, in consideration therefor, Tenant shall be allowed to remain in possession of 20,000 rentable square feet of space as referenced in the License (the "License Space") through June 30, 1996. If, on and after February 1, 1996, but prior to July 1, 1996, Tenant occupies any space in the Building for purposes of conducting its business, other than the License Space, then Tenant shall pay to Landlord for such additional space the sum of $.45 per month per rentable square foot of such additional space, as such rentable square feet are reasonably estimated by Landlord, which payment will reimburse Landlord for Operating Expenses (as defined in Section 2.02 A2) incurred in connection with Tenant's use of such additional space. Beginning February 1, 1996, Tenant, under all circumstances, shall pay to Landlord all Tenant's Electrical Expenses (as defined in Section 2.02 A10) for the Project. The foregoing sums shall be paid in advance on the first of each month with the exception of the payment of the Tenant's Electrical Expenses which shall be made fifteen (15) days after Landlord's delivery of a bill for same to Tenant.

         b.      Tenant's Expense Stop: $ 5.40 per rentable sq.ft.
                 (See Article 2)

         c.      Additional Rent: see Article 2

         d.      Initial estimated monthly installment of Basic and Additional
                 Rent: $462,570.30 plus Electrical Expenses

         e.      Intentionally Deleted.

5. Term: Ten (10) years and five (5) months from the Commencement Date, unless extended by Delay (as defined in Section 1.01) or





OFFICE LEASE AGREEMENT
         renewed in accordance with Exhibit K or terminated in accordance with the provisions of the Lease.

6. Rent Commencement Date: July 1, 1996, unless extended by reason of Delay (as defined in Section 1.01)

7.       Intentionally Deleted

8.       Broker(s): The Staubach Company

9. Permitted Use: General office use and data processing, in keeping with the first class standards of the Complex and uses incidental or related thereto including, without limitation, an employee cafeteria and kitchens.

10.      Intentionally deleted.

11.      Addresses for notices due under this Lease:

                     Landlord:                             Tenant:

         Maguire/Thomas Partners -                 American Airlines, Inc.
         Westlake/Southlake Partnership            4255 Amon Carter Blvd.
         Suite 550                                 Fort Worth, Texas 76155
         Nine Village Circle                       Attn: Managing Director
         Westlake, Texas  76262                    Corporate Real Estate
         Attn:  Ms. Ann Withington                 Telecopy No. 817-967-3111
         Telecopy No.:  817-430-8750

                     and                                   and

         Maguire/Thomas Partners -                 American Airlines, Inc.
         Westlake/Southlake Partnership            4333 Amon Carter Blvd.
         Suite 500                                 Fort Worth, Texas 76155
         Nine Village Circle                       Attn: Corporate Secretary
         Westlake, Texas  76262                    Telecopy No.: 817-967-2937
         Attn:  Mr. Tom Allen
         Telecopy No.: 817-430-8750

                     and

         Maguire/Thomas Partners -
         Westlake/Southlake Partnership
         355 South Grand Suite 4500
         Los Angeles, California 90071
         Attn:  Mr. Dan Gifford
         Telecopy No.: 213-628-9531

Each reference in this Lease to any of the Basic Lease Provisions shall be construed to incorporate all of the terms provided under each such Basic Lease Provision.





OFFICE LEASE AGREEMENT

                               TABLE OF CONTENTS


                                                                    PAGE
                                                                    ----
Article 1  -  Term and Possession                                     1

Article 2  -  Rent                                                    3

Article 3  -  Intentionally Deleted                                  12

Article 4  -  Occupancy and Use                                      12

Article 5  -  Utilities and Services                                 14

Article 6  -  Repairs, Maintenance, Alterations                      17
              and Improvements

Article 7  -  Insurance, Fire and Casualty                           20

Article 8  -  Condemnation                                           26

Article 9  -  Liens                                                  27

Article 10 -  Taxes on Tenant's Property                             28

Article 11 -  Subletting and Assigning                               29

Article 12 -  Transfers By Landlord                                  32

Article 13 -  Default                                                33

Article 14 -  Notices                                                36

Article 15 -  Waiver of Landlord's Lien                              37

Article 16 -  Miscellaneous Provisions                               37




Exhibit A  -  Floor Plan

Exhibit A-1 - Legal Description

Exhibit A-2 - Site Plan

Exhibit A-3 - Complex Site Plan

Exhibit B  -  Intentionally Deleted

Exhibit C  -  Rent Commencement Date Memorandum

Exhibit D  -  Agreement for Construction





OFFICE LEASE AGREEMENT

Exhibit E  -  Rules and Regulations

Exhibit F  -  Parking Agreement

Exhibit G  -  Project Maintenance Association

Exhibit H  -  Janitorial Specifications

Exhibit I  -  HVAC Standards

Exhibit J  -  Surface Parking Location

Exhibit K  -  Renewal Options

Exhibit L  -  Subordination, Non-Disturbance and Attornment Agreements

Exhibit M  -  Hazardous Substances

Exhibit N  -  Release of Lease and Waiver of Claim

Exhibit O  -  Memorandum of Lease





OFFICE LEASE AGREEMENT

                                   ARTICLE I

                              TERM AND POSSESSION


SECTION 1.01. COMMENCEMENT AND EXPIRATION. The term of this Lease for the payment of Basic Rent as defined below shall be the period of time specified in
Item 5 of the Basic Lease Provisions with an expiration date on June 30, 2006 (the "Expiration Date") as such date may be extended as provided below. The Rent commencement date (the "Rent Commencement Date") shall be July 1, 1996, as specified in Item 6 of the Basic Lease Provisions except as may be delayed as provided below. The commencement date (the "Commencement Date") of this Lease shall be February 1, 1996. The term of this Lease shall expire, without notice to Tenant, on the Expiration Date required by Item 5 of the Basic Lease Provisions which date shall be memorialized in Exhibit C to be signed by the parties.

The prior tenant's employees in the Building shall vacate the Premises by the Commencement Date. If the prior tenant's employees have not vacated the Premises by the Commencement Date (such failure to vacate being referred to as the "Delay"), then Tenant shall deliver notice of such Delay, if any, by February 4, 1996, to Landlord and, as Tenant's sole remedy, the Rent Commencement Date shall be delayed one day for each day of Delay and the Expiration Date shall also be extended one day for each day of Delay (e.g., if the prior tenant's employees do not vacate the Building until February 5, 1996, then the Rent Commencement Date shall be July 5, 1996, and the Expiration Date shall be July 4, 2006). Failure to deliver the written notice to Landlord of the prior tenant's employees' failure to vacate the Premises shall waive the Tenant's rights in the event of Delay. Landlord and Tenant shall promptly sign Exhibit C attached hereto upon the occurrence of the Commencement Date. If the Rent Commencement Date is any day after July 1, 1996, then the first and last month's Basic Rent shall be pro-rated accordingly.

Landlord shall send its regular cleaning crew through the Building on February 1, 1996, or immediately after the prior tenant's employees have vacated, to clean and remove trash and any of the prior tenant's personalty such as desks, chairs, movable filing cabinets or the like from the Premises (but not the items specified in Section 16.26 below) after the prior tenant's employees vacate the Premises. The parties recognize that some equipment and personalty of the prior tenant and Landlord will remain in the Premises under Section
16.26 of this Lease; the presence of this personalty will not cause Delay as above defined as Delay can only be caused by the presence of the prior tenant's employees within the Premises for any purpose other than turning over the Premises to Tenant.

SECTION 1.02. CONSTRUCTION OF TENANT WORK AND POSSESSION. Tenant will perform or cause to be performed the Tenant Work as defined in





OFFICE LEASE AGREEMENT - Page 1

Exhibit "D", in accordance with the terms of said Exhibit "D". Subject to Landlord's obligations after completion of the Tenant Work under Section 6.01 below, Landlord has delivered and Tenant accepts the Premises in an "AS IS, WHERE IS, AND WITH ALL FAULTS" condition. Tenant assumes responsibility for timely completion of the Tenant Work. Landlord's right to approve the Tenant Work shall be in accordance with Exhibit "D". Tenant shall be responsible for compliance, at Tenant's expense, of the Building and all Tenant Work and Parking Facilities with all laws, codes, and ordinances, including, without limitation, the Americans with Disabilities Act, except for replacement of the roof and repairs of the foundation and load-bearing structures of the Building and the Parking Facilities (which shall be Landlord's responsibility and at its expense as provided herein) unless such repairs are caused by the Tenant.

SECTION 1.03. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises and all keys to the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in good order, condition and repair, except for ordinary wear and tear and damage by casualty; provided that at Landlord's written request as provided in
Section 6.02C herein, Tenant shall remove at its expense any Tenant Alterations to the Premises which have become a part of and otherwise would have remained with the Premises. Tenant shall, at its expense, promptly repair any damage caused by removal of any Tenant Alterations (but not Tenant Work) requested by Landlord as aforesaid, and shall restore the Premises to the condition existing prior to the installation of the items removed. If Tenant fails to surrender the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant's expense. Upon the expiration or earlier termination of the Lease, Tenant will, at the option of Landlord, execute a Release of Lease and Waiver of Claim in the form attached as Exhibit N, in recordable form, containing Tenant's release of all its interest in the Premises, but, in any event, Tenant's interest in the Premises shall terminate upon expiration or earlier termination of this Lease.

Any personalty or trade fixtures left by Tenant which remain in the Premises or in Landlord's custody for more than thirty (30) days after expiration or earlier termination of this Lease shall be considered abandoned and Landlord may dispose of same, at Tenant's cost, in such manner as Landlord deems advisable without liability to Tenant.

SECTION 1.04. HOLDING OVER. In the event Tenant, or any party under Tenant claiming rights to this agreement, retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be an unlawful detainer, and no tenancy or interest shall result from such possession; such parties





OFFICE LEASE AGREEMENT - Page 2
shall be subject to eviction and removal, and Tenant or any such party shall pay Landlord as rent for the period of such holdover an amount equal to one and one-half times the then current Basic Rent for the Premises during the time of holdover. Tenant shall also pay any and all direct damages sustained by Landlord as a result of such holdover's effect on Landlord's ability to relet the Project. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The rent during such holdover period shall be payable to Landlord within fifteen days after Landlord's delivery of a bill for same to Tenant. No holding over by Tenant shall operate to extend this Lease.

SECTION 1.05. NO WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, TENANT ACKNOWLEDGES THAT LANDLORD MAKES NO WARRANTIES REGARDING THE PREMISES IN THIS LEASE AND LANDLORD HEREBY EXPRESSLY DISCLAIMS THE IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR THEIR INTENDED COMMERCIAL PURPOSE. TENANT HAS HAD A REASONABLE OPPORTUNITY TO INSPECT THE PREMISES AND FINDS THAT THE PREMISES REASONABLY SUIT TENANT'S PURPOSES. TENANT HAS REASONABLE KNOWLEDGE OF THE PREMISES AND WITH THIS KNOWLEDGE HAS VOLUNTARILY AGREED TO DISCLAIM THE IMPLIED WARRANTY OF SUITABILITY. BOTH LANDLORD AND TENANT HAVE EXPRESSLY BARGAINED FOR AND AGREED TO THIS DISCLAIMER. FOR AND IN CONSIDERATION OF THE EXECUTION OF THIS LEASE, LANDLORD AND TENANT AGREE THAT LANDLORD WOULD NOT HAVE SIGNED THIS LEASE BUT FOR THE WAIVER CONTAINED HEREIN, AND TENANT WAIVES ANY WARRANTY REGARDING THE PREMISES EXCEPT THOSE EXPRESSLY PROVIDED IN THIS LEASE.


                                   ARTICLE 2

                                      RENT

SECTION 2.01. BASIC RENT. Tenant shall pay as Basic Rent for the Premises the annual and monthly sums shown in Item 4(a) of the Basic Lease Provisions. The Basic Rent shall be payable in monthly installments in advance, without demand or deduction, commencing on the Rent Commencement Date and continuing on the first day of each calendar month thereafter. If the Rent Commencement Date of this Lease commences on a day other than the first day of a calendar month, the Basic Rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month.

SECTION 2.02.    ADDITIONAL RENT.

A. Definitions. For purposes of this Section 2.02, the following definitions shall apply:

         1. "Additional Rent" shall mean the amount of "Tenant's Share of Operating Expenses", as defined in Section 2.02 A.12 hereof, for a particular calendar year, or portion thereof.





OFFICE LEASE AGREEMENT - Page 3

         2. "Operating Expenses" shall mean the total of all actual costs, expenses and disbursements incurred or paid by Landlord in connection with the management, operation, maintenance (including cleaning, protecting and servicing), and repair of the Project for a particular calendar year or portion thereof as reasonably and consistently determined by Landlord in accordance with Generally Accepted Accounting Principles, consistently applied ("GAAP"), which Operating Expenses shall include, without limitation, (i) the cost of air-conditioning, electricity, heating, mechanical, ventilation and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the cost of repairs, general maintenance, cleaning, trash removal, janitorial service, light bulb and tube replacement, and supplies and security service, (iii) the cost of fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, rent, earthquake and all other insurance, (iv) wages, salaries and other labor costs directly related to the management and operation of the Project, including taxes, insurance, retirement, medical and other employee benefits, (v) fees, charges and other costs including management fees (which management fees shall not exceed 3% of gross revenues from the Project), consulting fees, legal fees and accounting fees of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs such services, (vi) the cost of supplying, replacing and cleaning employee uniforms, (vii) the cost of the property manager's offices in the Complex, provided such office is devoted to the management, operation, maintenance or repair of the Project and the Complex, (viii) the cost of business taxes and licenses, (ix) all costs of operating, cleaning, maintaining, servicing, repairing and staffing the Parking Facilities and associated landscaped areas, (x) all Real Property Taxes as hereinafter defined, (xi) any fees or charges imposed by any federal, state or local government for fire protection, police, trash or other similar service which does not constitute a Real Property Tax, (xii) landscaping, (xiii) assessments by the Project Maintenance Association, as further described in Exhibit "G" attached hereto, and (xiv) Cost Saving Capital Improvement Amortization, as hereinafter defined. Certain of the foregoing expenses may be incurred by Landlord for the Project in conjunction with one or more additional buildings in the Complex ("Shared Expenses") in which event, Operating Expenses will include the Building's pro-rata share of any such Shared Expenses, calculated as follows: The Building's pro-rata share of any category of Shared Expense shall be equal to the total of such Shared Expense category multiplied by a fraction, the numerator of which is the total Rentable Area in the Building and the denominator of which is the total Rentable Area of all buildings incurring such category of Shared Expenses. Operating Expenses and Shared Expenses shall exclude any expenses paid for directly by Tenant or by any other tenants of the Project and/or Complex, and the amount and allocation of any item of Shared Expenses shall not exceed the amount such item of Operating Expenses would have been if such cost had not been shared by Tenant with other tenants in the Complex





OFFICE LEASE AGREEMENT - Page 4

(i.e., Tenant will not pay more by paying an item that is a Shared Expense than Tenant would have paid if it had paid the entire cost of the item itself). Notwithstanding the foregoing, certain exclusions from the definition of Operating Expenses are set forth in Section 2.02B below.

         "Operating Expenses" shall not include any amounts expended by Landlord for repairs to the foundation and load- bearing structures or to the replacement of the roof unless such repairs are caused by Tenant. The cost of repairs to and maintenance of the roof and Building Systems (as hereinafter defined), but excluding the foundation and load bearing structures, unless the need for such repairs are caused by Tenant, will be included in Operating Expenses; provided, whether such costs for work done on the roof and Building Systems (as such Building Systems exist on January 31, 1996) constitute expenses (to be included within Operating Expenses) or capital expenditures (which, except as provided herein, are excluded from Operating Expenses) will be determined in accordance with GAAP. To the extent that Building Systems as same exist on January 31, 1996, must be replaced (as determined by GAAP) during the term of this Lease, such cost of replacement will not be included in Operating Expenses, but to the extent any Tenant Work or Tenant Alterations add additional capacity or elements to the Building Systems as same exist on January 31, 1996, the capital cost of replacing such additional capacity or elements will be included within Operating Expenses. As referenced above, all costs of operation of the Building Systems will be included in Operating Expenses.

         3. "Real Property Taxes" shall mean all taxes, assessments (special or otherwise) and charges levied upon or with respect to the Project and ad valorem taxes for any personal property used in connection therewith. Real Property Taxes shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the Rent hereunder or in connection with the business of owning and/or renting space in the Project which are now or hereafter levied, assessed or imposed or assessed against Landlord by the United States of America, any State or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen) which may be levied, assessed or imposed in lieu of, as a substitute, in whole or in part, for or as an addition to, any other Real Property Taxes. Landlord may pay any such special assessments in installments when allowed by law, in which case, Real Property Taxes shall include any interest charged. Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied, assessed or imposed against Landlord in lieu of, or as a substitute, in whole or in part, for or as an addition to, any other tax which would otherwise constitute a Real Property Tax. Real Property Taxes





OFFICE LEASE AGREEMENT - Page 5
shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes, but shall exclude any penalties or interest due to Landlord's late payment of such Real Property Taxes.

         4. "Cost Saving Capital Improvement" shall mean, except as otherwise expressly provided herein, any equipment, device or other improvement acquired by Landlord (i) reasonably anticipated to achieve economies in the operation, maintenance and repair of the Building or other portion of the Project, but Tenant shall be responsible for reimbursing the cost of any equipment, device or other improvement purchased which is reasonably anticipated to achieve economies in operation and consequently such cost shall be included in Cost Saving Capital Improvements only to the extent reasonably anticipated cost savings are realized, (ii) to comply with any statute, ordinance, code, mandatory controls or guidelines more particularly described in Section 5.05, or (iii) to comply with any other governmental requirement with respect to the Building or any other portion of the Project, including without limitation, fire, health, safety or construction requirements, if the cost thereof is capitalized on the books of Landlord in accordance with GAAP, to the extent such governmental requirements are imposed after the Commencement Date.

         5. "Cost Saving Capital Improvements Amortization" shall mean the amount determined by multiplying the actual cost of each Cost Saving Capital Improvement acquired by Landlord by the constant annual percentage required to fully amortize such cost over the useful life of the Cost Saving Capital Improvement (including interest at the rate paid by Landlord for Landlord's financing on the Project or if there is no financing on the Project, then at the rate of One Hundred Fifty (150) basis points above the Ask Yield for Treasury Bonds and Notes as quoted from time to time in The Wall Street Journal or another reputable financial publication which quote reflects a bond or note maturing at the point in time which most nearly approximates the useful life of the Cost Savings Capital Improvement) required to fully amortize such cost over the useful life of the Cost Saving Capital Improvements in question determined in accordance with GAAP. The Cost Saving Capital Improvement Amortization shall be allocated and charged to Tenant as an amount per square foot of Rentable Area of the Premises.

         6. "Electrical Expenses" shall mean that portion of Operating Expenses incurred in the form of charges for electrical current for the Project, except for such charges incurred by the Project Maintenance Association.

         7. "Non-Electrical Expenses" shall mean Operating Expenses minus Electrical Expenses.





OFFICE LEASE AGREEMENT - Page 6

         8. "Tenant's Building Expense Percentage" shall mean 100% of all Operating Expenses attributable to the Project.

         9. "Tenant's Expense Stop" shall be the amount of $2,025,308.00 (which is the product of $5.40 per rentable square foot in the Premises times the number of square feet of rentable area in the Premises [375,057]).

         10. "Tenant's Electrical Expenses" shall be 100% of the Project's Electrical Expenses.

         11. "Tenant's Non-Electrical Expenses" shall be the amount, if any, by which the Non-Electrical Expenses for the Project exceeds Tenant's Expense Stop.

         12. "Tenant's Share of Operating Expenses" shall be the sum of Tenant's Electrical Expenses and Tenant's Non-Electrical Expenses (to the extent Tenant's Non-Electrical Expenses exceed Tenant's Expense Stop).

B.       Operating Expense Exclusions.

         The following shall be excluded from the definition of Operating Expenses as set forth in Section 2.02 A2 above.

         1. Costs of labor and materials, and contract costs, of other services directly and separately charged to other tenants or subtenants in the Complex, other than through operating expenses charged to such tenants and subtenants.

         2. Costs incurred in connection with leasing, licensing or otherwise granting the right to use space in the Complex, and the extension or renewal thereof, including without limitation, leasing commissions, brokerage or finder's fees, marketing costs, legal and consulting fees, advertising expenses, and payments, free rent, lease takeover obligations and other inducements.

         3. Costs of constructing or renovating space or alterations or improvements for tenants or other subtenants or space vacated by any tenants or other subtenants in the Complex.

         4. Costs of utilities directly and separately charged to other tenants or subtenants in the Complex, other than through operating expenses charged to such tenants and subtenants.

         5.      Depreciation for assets that constitute real property.

         6. All debt or financing costs other than Cost Saving Capital Improvements, including, without limitation, interest, points and fees on debt, amortization payments on mortgages or deeds of trust.





OFFICE LEASE AGREEMENT - Page 7

         7. Legal and other related expenses associated with the negotiation, amendment, and enforcement of leases and other agreements regarding occupancy of the Complex, or the defense of Landlord's title to the Complex and legal and other related expenses which are incurred in the management of Landlord's internal partnership affairs such as preparing amendments to the partnership agreement of Landlord, preparing assignments of partnership interests in Landlord's partnership, admitting new partners to Landlord's partnership and the like.

         8. Landlord's general corporate overhead and general administrative expenses except for costs directly related to the management and operation of the Complex and the 3% management fee charged on gross revenues for the Project payable to the property manager.

         9. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, if any, and costs incurred in connection with the operation, maintenance and management of commercial concessions operated in space which is not included in the rentable area of the Complex.

         10. Costs separately reimbursed (including without limitation by virtue of fees or other charges) to Landlord by Tenant or by others, including without limitation, utilities, taxes, reimbursement under warranties, by insurance carriers, by condemning authorities, or by tenants other than operating expenses charged to such tenants, occupants or other users of the Complex or such other costs for which Landlord is separately reimbursed including costs for repairs caused by casualty events for which Landlord is required to maintain insurance under this Lease.

         11. Costs to acquire, construct, equip and complete the Complex, except as such costs are reflected in (i) the Basic Rent or (ii) Cost Saving Capital Improvements.

         12. Costs of any subsidies to any restaurant, food stand or other food service or hotel, health club, child care center, or other retail operation of any kind in the Complex.

         13. Costs in connection with the purchase, sale, financing or refinancing of the Complex, or of Landlord, or any portion of or interest (direct or indirect) in either.

         14. Costs expressly excluded from Operating Expenses pursuant to any other provision of this Lease.

         15. Costs (including penalties) incurred by Landlord due to the violation by Landlord or any tenant (or other occupant) of the terms and conditions of any lease (or other occupancy agreement) for space in the Complex but only if such violation has been determined to occur by a final judicial order.





OFFICE LEASE AGREEMENT - Page 8

         16. Costs paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Complex to the extent the same exceeds the costs of such services if rendered by unaffiliated third parties on a competitive basis.

         17.     Contributions to civic or charitable organizations.

         18. Costs arising out of the default or breach by Landlord under any contract, including without limitation penalties and interest due to late payment, but only if such default or breach has been determined to occur by a final judicial order.

         19. Increases in insurance rates caused by Landlord or other tenants (but excluding changes in rates caused by market conditions).

         20. The cost of any services that Tenant supplies at its own, separate cost.

         21. Environmental remediation or clean up costs of Landlord pursuant to Section 16.28 and any indemnification obligations of Landlord under Exhibit "M".

In the event of any conflict between Sections 2.02A and 2.02B, then Section 2.02B shall control except for the specific manner in which repairs and maintenance of the roof, foundation, load-bearing structures and Building Systems are addressed in Section 2.02A2 above shall control in all circumstances.

C. Payment Obligation. In addition to the Basic Rent specified in this Lease, Tenant shall pay to Landlord as Additional Rent for the Premises, in each calendar year or partial calendar year during the term of this Lease, an amount equal to Tenant's Share of Operating Expenses for such calendar year.

         1. Payment of Tenant's Share of Operating Expenses: Tenant's Share of Operating Expenses for the remainder of the calendar year after the Commencement Date has been estimated in Item 4d of the Basic Lease Provisions and for each subsequent calendar year (or partial calendar year) shall be estimated by Landlord, and written notice thereof (including an itemized breakdown of such estimated expenses) shall be given to Tenant as soon as reasonably practical, but no later than thirty (30) days prior to the beginning of each calendar year. For any such remainder of the calendar year after the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Basic Rent is due, an amount equal to the amount of such estimated Additional Rent for the remainder of such calendar year divided by the number of months remaining in such year; and for each calendar year thereafter Tenant shall pay to Landlord each month, at the same time the Basic Rent is due, an amount equal to one-twelfth (1/12) of the estimated annual Additional Rent due.





OFFICE LEASE AGREEMENT - Page 9

         2. Revisions in Estimated Additional Rent: If Operating Expenses increase during a calendar year as a result of Tenant's change in operations during such calendar year, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect, and thereafter, but no sooner than thirty (30) calendar days after Landlord's delivery of such notice, Tenant shall pay to Landlord, in each of the remaining months of such year, an additional amount equal to the amount of such estimated increase in Tenant's Share of Operating Expenses divided by the number of months remaining in such year.

         3. Adjustments to Actual Additional Rent: Within ninety (90) days after the end of each calendar year, or as soon thereafter as is reasonably possible, Landlord shall prepare and deliver to Tenant an itemized statement showing in reasonable detail Tenant's actual Additional Rent for the previous calendar year prepared by a reputable accounting firm. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next Additional Rent payment or payments due from Tenant (or Landlord shall pay such amount to Tenant if there are insufficient future Additional Rent payments to exhaust such credit), as the case may be, the difference between Tenant's actual Additional Rent for the preceding calendar year and the estimated Additional Rent paid by Tenant during such year.

D. Rent: The Basic Rent, the Additional Rent, and all other sums required to be paid by Tenant hereunder are sometimes collectively referred to as, and shall constitute, "Rent."

Rent shall be paid by Tenant when due, without prior demand therefor and without deduction or set off unless otherwise specifically provided herein, at the office of the property manager or at such other place as Landlord may designate in writing.

In the event more than two (2) installments of Rent under this Lease in any calendar year shall not be paid when due, a "Late Charge" of three cents ($.03) per each dollar so overdue may be charged by Landlord, for the purpose of defraying Landlord's administrative and other expenses incident to the handling of such overdue payments. Landlord and Tenant agree that such Late Charge will fairly compensate Landlord for such administrative and other expenses which both parties agree cannot be determined precisely.

E. Audit Rights: Landlord agrees that it will maintain complete and accurate records of all costs, expenses and disbursements which are incurred by Landlord, its employees, agents and/or contractors, with respect to Operating Expenses and the constituent components thereof. Tenant and/or its employees or a nationally recognized CPA firm, or a nationally recognized and competent real estate auditing firm, at Tenant's sole cost and expense except as provided below, shall have the right to inspect and/or audit not more often than once per calendar year Landlord's books and records relating to this Lease for any year or years during the Term of this Lease





OFFICE LEASE AGREEMENT - Page 10
but such audit shall only be for the preceding two (2) years of the Term of this Lease (but not to include any period of time before January 1, 1996). Any such inspection and/or audit shall be conducted at Landlord's office during normal business hours and shall be completed in a reasonable manner and within a reasonable time not to exceed four weeks from the commencement of such audit. Tenant must give Landlord notice of Tenant's intent to audit within two (2) years after Tenant has received a statement setting forth the prior Lease Year's Operating Expenses chargeable to Tenant and if such notice is not sent by Tenant within two (2) years then Tenant waives its right to an audit for that Lease Year. Landlord agrees to reimburse Tenant for the professional or accounting costs and expenses incurred by Tenant in connection with any such inspection and/or audit conducted by or for Tenant, but only if said inspection and/or audit shall prove that Operating Expenses for the Lease Year(s) covered by such inspection and/or audit shall have been overstated by two percent (2%) or more, but such auditing expense incurred by Tenant to be reimbursed by Landlord shall not exceed a total of $20,000. If Tenant's auditors shall prove that Operating Expenses for the Lease Year(s) covered by such inspection and/or audit shall have been overstated, then Tenant may inspect and/or audit the expense line items and only those line items for which Tenant has proved an overstatement for two additional prior Lease Years (i.e., not to exceed four Lease Years). Such auditors may not be compensated on a contingency basis.
The right of Tenant to audit and any audit by Tenant of Landlord's books and records shall not affect the obligation of Tenant to pay, in accordance with the terms hereof, estimated Additional Rent subject, however, to Landlord's reimbursement and/or reconciliation obligations set forth herein. Landlord's and Tenant's obligations to reconcile estimated Additional Rent with Additional Rent shall survive the expiration or termination of this Lease for a period not to exceed two (2) years after the termination or expiration of this Lease. Tenant and its authorized representatives shall keep any such audit confidential and shall sign appropriate confidentiality agreements except as such disclosure is required by judicial proceedings or compliance with regulatory requirements or as necessary for Tenant's attorneys, accountants, employees and consultants in undertaking such audit and performing Tenant's usual business, but any disclosure of such audit to another tenant or sublessee in the Complex is prohibited. If Landlord and Tenant mutually agree that an error occurred and the amount of such error, Landlord will refund Tenant such amount within thirty (30) days. If the parties cannot agree on whether errors exist or the cumulative amount of any errors, then the parties shall submit such dispute for resolution to a panel of not more than three arbitrators with one arbitrator selected by Landlord, one selected by Tenant and one selected by the foregoing two arbitrators. The arbitrators shall hold a Certified Public Accountant certification with at least ten (10) years in the real estate industry and none of the arbitrators shall have worked for or been employed by Landlord and/or Tenant for at least three (3) years prior to such appointment. After at least ten (10) days prior written notice to Landlord and Tenant,





OFFICE LEASE AGREEMENT - Page 11
such arbitrators shall hold a hearing at which Landlord and Tenant may present evidence and such arbitrators shall render a written decision within twenty
(20) days after the date of such hearing. The non-prevailing party in such dispute shall pay the prevailing party the reasonable costs of such arbitration, but not to exceed Twenty Thousand and No/100 Dollars ($20,000). A "Lease Year" for purposes of this Section 2.02E is any calendar year during the Term of this Lease.


                                   ARTICLE 3

                             INTENTIONALLY DELETED


                                   ARTICLE 4

                               OCCUPANCY AND USE

SECTION 4.01. USE OF PREMISES. The Premises shall be used solely for the purposes specified in Item 9 of the Basic Lease Provisions. Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose which is forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or at any time operate a restaurant or food service facility for sale of food to persons other than Tenant's employees, invitees or licensees; or use any apparatus which might make undue noise or set up vibrations in the Project; or permit anything to be done which would be hazardous.

SECTION 4.02. RULES AND REGULATIONS. The "Rules and Regulations" attached hereto as Exhibit E are hereby made a part hereof and Tenant agrees to comply with all such Rules and Regulations. Landlord shall have the right at all times to change the Rules and Regulations or to amend them in any reasonable and non-discriminatory manner, provided, Tenant shall have ten (10) days prior, written notice of such changes, and such changes will not unreasonably interfere with the uses of the Building as permitted under this Lease. All changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant, its employees and business invitees.

SECTION 4.03. SIGNS. Subject to the "Required Signage Approvals" as set forth below, (i) Tenant may, at Tenant's cost, have the exclusive right to affix or display its name or logo on one location on the Building and (ii) Landlord, at Landlord's cost, will install Tenant identification signage on the existing monument located at the entrance to the building from Kirkwood Boulevard which signage on the monument shall be exclusive to Tenant. Additionally, Tenant may place Tenant identification information in the lobby of the Building and within the Premises, provided that any signage visible from the exterior of the Building will be





OFFICE LEASE AGREEMENT - Page 12
subject to the Required Signage Approvals. For purposes of this article, Required Signage Approvals includes (i) the right of Landlord to approve the design, size, lighting and location of all exterior signage and (ii) any and all necessary approvals related to city and governmental ordinances and regulations.

SECTION 4.04. ACCESS. Except in the event of an emergency, Landlord or its authorized agents shall, upon twenty-four (24) hours prior written notice to Tenant, at all times have the right to enter the Premises to inspect the same, to show the Premises to prospective lenders or purchasers, to alter or improve the exterior of the Building or, if requested by Tenant, to alter or improve the interior and, if necessary, to repair the interior of the Premises or any other portion of the Project, or, during the last year of the initial term of the Lease or the last year of any exercised renewal term if such term is renewed in accordance with this Lease, to show same to prospective tenants, all without being deemed guilty of an eviction of Tenant and without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided the business of Tenant shall be interfered with as little as is reasonably practicable. Landlord or its authorized agents, without notice to Tenant, shall at any and all reasonable times, have the right to enter the Premises to supply janitorial service or any other service to be provided by Landlord to Tenant pursuant to this Lease without being deemed guilty of an eviction. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby; provided Landlord uses reasonable efforts to minimize disruption to Tenant's business. Notwithstanding anything to the contrary contained in this Section 4.04, except in an event of emergency, at Tenant's option, Landlord shall be accompanied by a representative of Tenant when Landlord enters the Premises for any purpose other than to render janitorial service or other services required by Landlord under this Lease. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to enter the Premises, excluding Tenant's vaults and safes and any areas designated by Tenant as highly secured. Landlord shall have the right to use any and all means which Landlord may deem proper to enter any part or all of the Premises in an emergency without liability therefor.

SECTION 4.05. QUIET POSSESSION. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease. Landlord warrants to Tenant that Landlord holds fee simple title to the land described in Exhibit A-1 and otherwise owns the Building and other improvements located on such land, subject to liens filed of record and held by Sumitomo Bank, Limited, which Landlord warrants is the only





OFFICE LEASE AGREEMENT - Page 13
lienholder as of January 1, 1996, on such land, the Building and other improvements located thereon.


                                   ARTICLE 5

                             UTILITIES AND SERVICES

SECTION 5.01. SERVICES TO BE PROVIDED. Provided Tenant is not in default hereunder which default has not been cured prior to the expiration of any applicable cure period, Landlord agrees to furnish or cause to be furnished to the Premises comparable to other first-class buildings in the Dallas-Fort Worth area, the utilities and services described below, subject to the conditions and in accordance with the standards set forth herein:

A. Landlord shall provide automatic elevator facilities on a 24 hour a day, seven day a week basis, subject to any repair and maintenance requirements.

B. By prior, written notice to Landlord, Tenant may set such hours and days of operation of the Building as Tenant deems appropriate. However, Tenant understands that Tenant's Expense Stop has been based on the Building being operated on generally accepted business days from 7 a.m. to 6 p.m., and on Saturdays from 8 a.m. to 12 noon. Landlord shall ventilate the Premises and furnish heating or air conditioning in accordance with the HVAC Standards attached hereto as Exhibit I, subject to (i) any governmental requirements or standards relating to, among other things, energy conservation and/or (ii) the effect of the Tenant Work or Tenant Alterations, but only to the extent such Tenant Work and/or Tenant Alterations adversely impact Landlord's ability to supply HVAC services in accordance with Exhibit I.

C. Landlord has allowed Tri-County Electric Cooperative, Inc., ("Tri-County") to provide three (3) 2500 KVA transformers (the "Transformers") for the Project and Tenant shall have the sole right to use such transformers to provide electric power to the Premises, subject to interruptions. The costs of all electrical consumption by the Project shall be borne by Tenant. As of the Commencement Date, the Building has 19.997 watts per rentable square foot of power in the Building for all purposes including convenience, core, HVAC, etc., calculated as follows: 3 X 2500 X 1000 = 7,500,000 watts divided by 375,057 rentable square feet.

D. Landlord shall furnish water for drinking, hot and cold water for cleaning and lavatory purposes and water for HVAC.

E. Landlord shall provide janitorial services to the Premises in accordance with the Janitorial Specifications set forth in Exhibit H attached hereto, which specifications exclude cleaning the Building's cafeteria.





OFFICE LEASE AGREEMENT - Page 14

F. Landlord shall supply one security person for the Project from 7 a.m. to 6 p.m. on generally accepted business days.

G. Landlord shall periodically undertake pest control within the Premises.

H. Landlord shall provide lighting for the surface and structured parking in the Project.

I. Landlord shall provide personnel for the HVAC system from 7 a.m. to 6 p.m. on generally accepted business days and 8 a.m. to 12 noon on Saturdays.
By Tenant's reasonable prior notice to Landlord, Tenant may cause Landlord to operate the HVAC systems for the Building at other times other than from 7 a.m. to 6 p.m. on generally accepted business days and from 8 a.m. to 12 noon on Saturdays provided Tenant shall pay all actual costs (plus the 3% management fee) of supplying such additional HVAC services specifically including, without limitation, the cost of personnel and the cost of electricity.

J.       Landlord shall furnish landscaping and mowing services to the Project.

K. Landlord shall furnish one day porter for the Premises from 7 a.m. to 6 p.m. on generally accepted business days.

SECTION 5.02 ADDITIONAL SERVICES. Tenant may submit a written request for services related to the Project that Landlord is not obligated to supply under this Lease ("Additional Services"). If Landlord and Tenant can mutually agree upon the scope and cost of such Additional Services, including without limitation the fee to be paid to Landlord, then Landlord shall supply the Additional Services.

SECTION 5.03. COOPERATION WITH UTILITIES. Tenant agrees to reasonably cooperate fully at all times with Landlord in abiding by all regulations and requirements which any utility may prescribe for the use of the above utilities and services.

SECTION 5.04.    SERVICE INTERRUPTION.

         A. Except for rent abatement as provided in Section 5.04B below, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord's failure to maintain temperature or electrical constancy levels or to furnish any of the foregoing services when failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, failure of any electrical or other utility provider, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control, nor shall any such failure, stoppage or interruption of any such service be


OFFICE LEASE AGREEMENT - Page 15
construed as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement herein, and in no event shall Landlord be responsible for damage to persons or property or loss of income, or in default hereunder, as a result of such failure, stoppage or interruption of any such service. In the event of any failure, stoppage or interruption thereof, however, Landlord shall use reasonable diligence to resume service promptly.

         B. Notwithstanding the preceding Section 5.04A above, if there is a failure to provide electricity, air, chilled water, and/or sewer service to the Premises which makes a material portion of the Premises Untenantable (as hereinafter defined), then Landlord shall have three (3) business days within which to fully restore such services or to provide such interim services as necessary on an interim basis until the problem can be remedied; if Landlord fails to restore such services or repair such problem within three (3) business days, then Tenant may undertake to provide such interim services for itself by temporary generators, temporary chillers, port-o-lets and/or bottled water, and Landlord shall cooperate in the provision of such temporary services but Tenant may not assume control of repairs necessary to provide a long-term repair of the problem. Tenant may abate the payment of Rent for the period of time during which the Premises are Untenantable after three (3) consecutive business days. Also, Landlord agrees to use reasonable efforts to restore the services or to cause the appropriate utilities to restore the delivery of such services, but Landlord shall not have the obligation to expend funds in such undertaking. Landlord will reimburse Tenant for Tenant's reasonable costs incurred in supplying and/or operating temporary generators, temporary chillers, port-o-lets and/or bottled water for the Premises. Except as provided below, Tenant's right to rent abatement after three (3) business days and right of reimbursement for the costs of supplying the temporary generators, temporary chillers, port-o-lets and bottled water for the Premises shall be Tenant's sole remedies under this Lease. The term "Untenantable" shall mean the condition whereby Tenant's use or enjoyment of the Premises is disrupted to the degree that Tenant's employees cannot reasonably use a material portion of the Premises for the uses permitted in this Lease. Notwithstanding the foregoing, if Landlord has restored the services so the Premises are not Untenantable, but such restoration of services has been accomplished through the use of any temporary measure, then the Rent will be equitably adjusted by Landlord and Tenant to reflect any material adverse effect, if any, on Tenant's use of the Premises for the uses permitted under this Lease until such services have been restored by measures which are not temporary. The foregoing shall not pertain to a casualty under Section 7 below.

SECTION 5.05. MANDATORY REQUIREMENTS. If from and after the Commencement Date, any governmental entity promulgates or materially revises any statute, ordinance or building, fire or other code or imposes controls or guidelines on Landlord or the





OFFICE LEASE AGREEMENT - Page 16

Project or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or in the event Landlord is required to make alterations to the Building or any other part of the Project in order to comply with any other controls or guidelines enacted by governmental authority whatsoever, Landlord may, in its reasonable discretion, comply with such controls or guidelines or make such alterations to the Building or any other part of the Project related thereto without creating any liability of Landlord to Tenant under this Lease whatsoever. If the Premises are rendered completely Untenantable for more than three (3) consecutive days because of Landlord's compliance or attempt to comply with such controls or guidelines then Tenant's sole remedy shall be to receive an abatement of Rent under this Lease after three (3) days. In addition, the cost of such compliance and alterations shall be deemed to be Cost Saving Capital Improvements, as defined in Section 2.02A.4 hereof. Landlord will, to the extent practicable, undertake such compliance with the controls and guidelines hereunder in a manner reasonably calculated to avoid material interference with Tenant's use and occupancy of the Premises. Nothing herein shall be deemed to apply to any casualty loss.

SECTION 5.06. MODIFICATIONS. Notwithstanding anything hereinabove to the contrary, if Tenant ever subleases any portion of the Premises with Landlord's approval to any party other than a Tenant Affiliate, Landlord reserves the right in conjunction with any such approval to require reasonable modifications to the metering for utilities and the provision for appropriate access to the subleased premises and if Tenant ever sells a Tenant Affiliate that is subleasing space in the Premises to a third party, then Tenant will install such metering and provide appropriate access for such subleased premises.


                                   ARTICLE 6

               REPAIRS, MAINTENANCE, ALTERATIONS AND IMPROVEMENTS

SECTION 6.01. REPAIRS AND MAINTENANCE OF THE BUILDING. Except as otherwise provided herein, Landlord shall provide for the cleaning, repair and maintenance of the Building and the Project, including the repair or replacement of the roof, if necessary, and Landlord shall make any necessary repairs of the foundation and load-bearing structures of the Project, and Landlord shall maintain and repair the Building Systems (as defined below) and provide such additional maintenance as may be necessary, but Landlord shall use reasonable efforts not to materially interfere with Tenant's business in making any such repairs unless caused by casualty or emergency, all subject to cost recovery; provided Landlord's right to recovery from Tenant for such costs are only to the extent allowed by and as set forth in Article 2 or otherwise in this Lease. Landlord shall





OFFICE LEASE AGREEMENT - Page 17
not be liable to Tenant for losses due to theft or burglary, or for damages done by any persons on the Premises.

SECTION 6.02.    IMPROVEMENTS AND ALTERATIONS.

A. Landlord's obligation under this Lease related to the construction of the Tenant Work (as defined in Exhibit "D" below) is solely as set forth in the Agreement for Construction attached hereto as Exhibit "D" and incorporated herein by this reference.

B. Landlord shall have the right at any time to change the name or designation by which the Complex is commonly known.

C. Except as provided below, Tenant shall not make any alterations, repairs, additions or improvements in, to or about the Premises (collectively "Tenant Alterations" but excluding the Tenant Work) without the prior written consent of Landlord which shall not be unreasonably withheld, delayed or conditioned. If such approval is given, Landlord shall be allowed to: (i) approve all plans which consent shall not be unreasonably withheld, (ii) require reasonably satisfactory insurance, (iii) require reasonably satisfactory security for construction obligations, and (iv) reasonably approve the contractor. Should Landlord's approval be granted, any such Tenant Alterations shall be at Tenant's sole cost and expense including Landlord's reasonable costs associated with Landlord's approval of such Tenant Alterations. Tenant agrees to make application and to receive building permits from applicable local municipal authorities, state and federal agencies necessary to make such Tenant Alterations. All Tenant Alterations (except Tenant's Property, as hereinafter defined) shall become the property of Landlord, and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of the Lease; provided, however, that Landlord may, by written notice to Tenant provided at the time of Landlord's approval of such Tenant Alterations, require Tenant to remove any Tenant Alterations and to restore the Premises to their condition prior to installation of such Tenant Alterations, at Tenant's expense at the expiration or earlier termination of the Term of this Lease.

Landlord's prior, written approval of any Tenant Alterations will be required for any Tenant Alterations that (x) cost in excess of $100,000 for any one job, or any separate number of jobs that total more than $500,000 in any calendar year, (y) have a more than de minimis effect on the Building Systems and/or the structural integrity of the Building, or (z) affect the exterior or exterior appearance of the Building. However, even if Landlord's approval is not required, Tenant will notify Landlord in writing prior to undertaking such Tenant Alterations and supply Landlord with copies of "as built" plans after completion of such Tenant Alterations.

The Premises as of December 31, 1995, have an HPR insurance rating which is a benefit to Tenant and other tenants in the Complex and, notwithstanding anything set forth above, Landlord will not approve





OFFICE LEASE AGREEMENT - Page 18
any proposed Tenant Alterations that threaten to affect adversely such HPR insurance rating.

The "Building Systems" mean the elevators, concrete slabs, stairwells, mechanical equipment located within the core, chillers, transformers, exterior walls, load-bearing structures, risers for plumbing or the electrical systems, plumbing, electrical, and/or HVAC systems.

Tenant shall be responsible for securing any and all necessary governmental permits and assuring compliance with applicable governmental laws, codes, and ordinances for any Tenant Alterations. Tenant shall also be responsible for assuring that any Tenant Alterations are free of liens.

Tenant Alterations are those changes in the Premises made by Tenant after completion of the Tenant Work. Tenant Alterations shall be made at Tenant's sole cost and expense. If Landlord must approve any Tenant Alterations, then Tenant shall physically deliver a full and complete set of construction plans and specifications to Landlord for approval at least ten (10) days prior to commencement of construction of such proposed Tenant Alterations. Landlord shall advise Tenant in writing within ten (10) days after receipt of such plans and specifications of Landlord's approval or disapproval or any conditions to approval of such plans and specifications. If Landlord fails to respond in writing, then Landlord shall be deemed to have approved such plans and specifications as delivered by Tenant to Landlord.

SECTION 6.03. LANDLORD'S OPTION TO REPAIR. Landlord may, at its option and at the cost and expense of Tenant (if not covered by Landlord's insurance as provided below) repair or replace any damage or injury done to the Building, Project, Complex or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors. Prior to undertaking any repairs to the Project at Tenant's cost, Landlord shall, if reasonably possible, give Tenant written notice of such damage or injury to the Project and a reasonable time of not less than ten (10) days (except in an emergency) or more than thirty (30) days to repair same at Tenant's cost and subject to Landlord's reasonable rights to approve all aspects of such repair. Tenant shall pay the cost thereof, plus interest thereon as provided in Section 16.12 herein, to Landlord within fifteen (15) days after Landlord's delivery to Tenant of a bill for same. Tenant further agrees to maintain and keep the interior of the Premises in good repair and condition at Tenant's expense, normal wear and tear excepted, and Landlord shall give Tenant thirty (30) days written notice of and an opportunity to make any repairs to the interior of the Premises prior to Landlord undertaking any such repairs. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Premises, the Building or the Project.





OFFICE LEASE AGREEMENT - Page 19

                                   ARTICLE 7

                          INSURANCE, FIRE AND CASUALTY

SECTION 7.01. TOTAL OR PARTIAL DESTRUCTION OF THE PREMISES, BUILDING, PROJECT OR COMPLEX.

A. In the event the Base Building (as hereinafter defined) and/or Parking Facilities, as applicable, are damaged by fire or other casualty and if said damage can be fully repaired within one hundred eighty (180) days as reasonably estimated by a competent general contractor selected by Landlord after notice to Landlord of the occurrence of the damage, Landlord shall promptly commence and diligently proceed to repair such damage and to return the Base Building and/or Parking Facilities, as appropriate, to materially the same condition as existed immediately preceding the damage, subject to compliance with codes, with reasonable diligence after receipt of insurance proceeds and if permitted to do so by its mortgagee. In the event any part of the Premises is rendered untenantable for the conduct of Tenant's business, the Basic Rent shall be reduced and abated in proportion to the part of the Premises which is so rendered untenantable until the damaged portion of the Premises have been made tenantable for the conduct of Tenant's business or until the term of this Lease expires or terminates, whichever occurs first; provided that (a) there shall be no abatement of Rent with respect to any portion of the Premises which is rendered unusable for a period of three (3) days or less, and (b) there shall be no abatement of Rent whatsoever with respect to any damage caused in whole or in part by the willful act of Tenant, its agents, employees, contractors, licensees or invitees.

B. If the Base Building or Parking Facilities are damaged by fire or other casualty so that the repair of the Base Building or Parking Facilities cannot, in the reasonable opinion of a competent general contractor selected by Landlord, be completed within one hundred eighty (180) days after notice to Landlord of the occurrence of the damage, either Landlord or Tenant shall have the option, to be exercised by written notice from one party to the other within sixty (60) days after Landlord receives notice of the occurrence of the damage, to terminate this Lease as of a date not less than thirty (30) days or more than sixty (60) days after such party's written notice. If the parties fail to exercise such right of termination, then the Rent shall be equitably adjusted by Landlord and Tenant until such repairs are substantially completed. If neither party elects to cancel this Lease after receipt of the general contractor's written opinion as set forth above, then in the event the Base Building or Parking Facilities, as appropriate, so damaged is not repaired or restored within the period specified in the written opinion of the general contractor referenced above, either party may terminate this Lease within thirty (30) days after the expiration of the period specified in the written opinion of the general contractor referenced above upon written notice to the other party. Since Tenant insures the Tenant Work and Tenant





OFFICE LEASE AGREEMENT - Page 20

Alterations, Tenant is responsible for repairing or restoring same at Tenant's expense and such work is not included in the period specified in the general contractor's written opinion set forth above. Notwithstanding anything in this
Article 7 to the contrary, if the casualty occurs during the last two years of the then existing Term of this Lease and repair of the Base Building or Parking Facilities cannot be repaired, in the reasonable opinion of a competent general contractor selected by Landlord, within one hundred eighty (180) days, then Landlord may, but shall not be obligated to, restore or rebuild the Base Building and/or Parking Facilities unless Tenant exercises any then available right of renewal by written notice to Landlord within thirty (30) days of the date on which Landlord notifies Tenant in writing of Landlord's election not to rebuild and, in such event, Tenant waives any rights of cancellation because of such casualty.

C. If either Landlord or Tenant elects to terminate this Lease, Tenant will pay Landlord the insurance proceeds that Tenant is required to carry under
Section 7.03B below or if Tenant fails to carry such insurance, the amount that Tenant would have received if Tenant had carried such insurance within thirty
(30) days after either party delivers the termination notice to the other; such payment to be to the extent the Tenant improvements have been damaged or destroyed, but such payment shall not exceed the amount of the Allowance.

D. In the event either party terminates this Lease pursuant to the terms of Section 7.01, this Lease and the estate and interest of the Tenant in the Premises shall terminate and expire on the date specified in such party's notice of termination and the Rent payable hereunder shall be prorated as of such date, subject to rent abatement, if any, to the extent provided in Section 7.01.

E. Nothing contained in Sections 7.01 or 7.02 shall relieve, discharge or any way affect Tenant's liability to Landlord in connection with any damage or destruction to the Premises, Building, Project or any portion of the Complex arising out of the willful acts or omissions of Tenant, its agent, employees, contractors, licensees and invitees, to the extent same are not covered by any insurance policies benefitting Landlord required to be carried by either party under this Lease.

F. Since Tenant is required under this Lease to carry insurance for such losses and Tenant has agreed to look to such insurance for recovery of any damages suffered by Tenant, Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building, Project or other portions of the Complex as a result of any damage from fire or other casualty. Furthermore, in the event of such damage from fire or other casualty, Landlord shall have no obligation (i) to repair any equipment, furniture, fixtures, panelling, ceilings, carpets or other floor coverings, partitions, drapes or any of Tenant's Property installed in or about the





OFFICE LEASE AGREEMENT - Page 21

Premises by Landlord or Tenant or (ii) to expend any amount for the repair of the Premises.

G. Base Building for purposes of this Section 7, but not for purposes of Exhibit D, refers to the "AS IS" condition of the Project, excluding the tenant improvements, as of December 31, 1995.

SECTION 7.02.    TENANT'S RESPONSIBILITIES.

A.       Except for claims (i) for which either party has obtained insurance,
(ii) for which this Lease requires such party to obtain insurance (whether such insurance is actually obtained or not), or (iii) obligations arising out of this Lease for which the remedies for breach of which obligations are otherwise established by this Lease, Tenant and Landlord each agree to indemnify the other party for any and all loss, cost and expense caused by the negligent acts or omissions of such party to the extent and only to the extent that the indemnified party's losses are the result of liability arising from the indemnifying party's negligent acts or omissions and are not otherwise covered by insurance required to be carried by such party under this Lease and such indemnity shall be limited to direct, and not consequential, damages only.

B. If the tenant improvements (including, without limitation, the Tenant Work and any Tenant Alterations) in the Project shall be damaged by fire or other casualty, such damage shall be repaired or reconstructed by Tenant with the proceeds from the insurance Tenant is required to maintain for repair or replacement of such tenant improvements or otherwise at Tenant's cost, with such repair or reconstruction to be subject to the approval of Landlord pursuant to Section 6.02 above. If this Lease is terminated for any reason as a result of a casualty loss and Tenant does not repair or reconstruct the tenant improvements, then Tenant shall, within thirty (30) days after Landlord's delivery to Tenant of a bill for same, reimburse Landlord for (i) the Tenant Allowance as defined in Exhibit D, and (ii) the value at the time of such loss of the personalty owned by Landlord referenced in Section 16.26.

SECTION 7.03. TENANT'S INSURANCE. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided, as follows:

A. Bodily injury liability and property damage liability insurance (also known as commercial general liability insurance) adequate to protect Landlord against liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Premises. Such bodily injury and property damage liability insurance at all times shall be in an amount of not less than Fifteen Million Dollars ($15,000,000), combined single limit, for injuries to persons and property damage





OFFICE LEASE AGREEMENT - Page 22
with a deductible or deductibles which are no greater than those maintained by similarly situated tenants in first-class office buildings located in suburban Dallas/Fort Worth. If, in the reasonable opinion of Landlord's lender or of the insurance broker retained by Landlord, the amount of bodily injury liability and property damage liability insurance coverage required to be carried by Tenant is not adequate, Tenant shall increase the insurance coverage to the reasonable amounts required by either Landlord's lender or Landlord's insurance broker but not more often than once every two years and any individual increase in limits of coverage shall be commercially reasonable. Such policy shall name Landlord and Landlord's lender as additional insureds and shall contain a provision or endorsement providing that the insurance afforded by such policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises by the Tenant or by Tenant's operation and that any insurance carried by Landlord shall be excess and non-contributing.

B. Policies of insurance covering: (a) all leasehold improvements (including all Tenant Work as defined in the Agreement for Construction and any permitted Tenant Alterations pursuant to the provisions of Section 6.02 hereof), trade fixtures, merchandise and other property including Landlord's property under Section 16.26 below, from time to time during the term of this Lease in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief; and (b) all plate glass in the Premises. Landlord shall be named as a loss payee under any such policy or policies. The proceeds of such insurance, so long as this Lease remains in effect, shall be used for the repair or replacement of the property so insured. The full replacement value of the items to be insured under this Section 7.03 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained and acknowledged by issuance of any agreed amount endorsement and shall be increased as reasonably requested by Landlord from time to time.

C. Loss of income or business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, to the Building or to the Project as a result of such perils.

D. Worker's compensation insurance for Tenant's benefit, but with appropriate waivers of subrogation for Landlord's benefit.

E. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies rated A-12 or better by Best's Insurance Reports, and which are qualified to do business





OFFICE LEASE AGREEMENT - Page 23
in the State of Texas. Except for worker's compensation insurance, each policy required to be carried by Tenant hereunder shall name Landlord, its successors and assigns, and Landlord's lender, as designated by Landlord to Tenant in writing, as additional insureds or loss payees, as above provided, as their interests may appear, and copies of all such policies, or certificates evidencing the existence and amounts of such insurance, shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenant's occupancy of the Premises or any portion thereof. Each such policy shall provide that it shall not be cancelable or subject to reduction of coverage or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as insureds or additional insureds. Tenant shall, at least fifteen (15) days prior to the expiration of any such policy, furnish Landlord with certificates of renewal or certificates of replacement policies which fully comply with the requirements of this Lease, or, following five (5) calendar days prior written notice to Tenant, Landlord may order such insurance and charge the reasonable cost thereof to Tenant, which amount shall be payable by Tenant within fifteen (15) days after Landlord's delivery to Tenant of a copy of an invoice for same. Any policy may be carried under so-called "blanket coverage" form of insurance policies, provided any such blanket policy specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy. Neither the issuance of any such insurance policy nor the minimum limits specified in this Section 7.03 for coverages shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

SECTION 7.04. LANDLORD'S INSURANCE. Landlord shall at all times during the term of this Lease carry and maintain bodily injury and property damage liability insurance (also known as commercial general liability insurance) to protect such party against liability for injury to or death of any person or damage in connection with the Complex in the total amount of at least $15,000,000 combined single limit, including any self-insured deductibles or retentions. Landlord shall also have property insurance policies that cover the Base Building, Parking Facilities, and the Building Systems and other equipment owned by Landlord (excluding property required to be insured by Tenant) providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks in the amount of at least one hundred percent (100%) of actual replacement value and with any such self-insurance deductibles as Landlord may from time to time determine. Landlord shall carry such property insurance for its equipment for the actual replacement value which Landlord may self-insure. Landlord shall carry rental loss insurance for at least one (1) year of rental loss. If Landlord has employees, Landlord shall carry worker's compensation coverage if permitted by law and employer's liability insurance with a limit of at least $1,000,000 per occurrence.





OFFICE LEASE AGREEMENT - Page 24

Any insurance provided for in this Section 7.04 may be effected by a policy or policies of blanket insurance, covering additional items or locations or assureds, provided that the requirements of this Paragraph are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord and shall not, by reason of payment by Tenant, as part of the Operating Expenses, of its pro rata share of the Landlord's premium for the insurance, be entitled to be an additional insured or loss payee thereunder.

SECTION 7.05. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive their respective rights of recovery against the other for injury or loss due to hazards covered by insurance either carried by or required in this Lease to be carried by such party and each releases the other from any direct or consequential damage to the property or business of the other or under its control and any claims for personal injuries or death to their employees, officers, directors, or third parties including in such release each such parties' partners, officers, directors and employees. Such release shall also include any loss or damage to any other portion of the Project caused by fire or other casualty (including liability for loss of rent or loss of profits or other loss) to the extent such damage or loss is insured or is required by this Lease to be insured against under a policy or policies of insurance, whether or not such damage or loss may be attributable to the negligence or act of such party(ies) or its/their respective agents, invitees, contractors, servants or employees. This waiver of subrogation shall include a waiver by each of Tenant and Landlord of any deductibles or retentions in or for any policy of insurance required to be maintained under this Lease by such party. Such waiver shall in no way be construed or interpreted to limit or restrict any indemnity or other waiver made by any party under the terms of this Lease except to the extent the party claiming indemnification has been reimbursed or should have been reimbursed by insurance proceeds if such party had carried the insurance required to be carried in this Lease by such party. The Landlord and Tenant each agree to use reasonable efforts to get waivers of subrogation endorsements from their respective insurance carriers and to notify the other party if it is not able to obtain the same. This Section 7.05 hereby modifies all preceding sections of this Article 7. It is the intent of the parties that each party shall maintain insurance as required herein and that to the extent each party receives insurance proceeds or should have received insurance proceeds if it had carried the insurance required in this Lease, that such party shall have no claim against each of Tenant and/or Landlord for such loss and that such parties' insurance carriers shall likewise have no subrogation claim against Landlord and/or Tenant. Each of the parties agree that the foregoing release and waiver applies to any deductible or self-insured retentions or the like maintained by such party.





OFFICE LEASE AGREEMENT - Page 25

                                   ARTICLE 8

                                  CONDEMNATION

         8.1     Condemnation.

                 (a) If there shall be taken during the Term by condemnation proceedings or for public or quasi-public use (a "Taking", and the property subject to a Taking being "Taken") any portion of the Premises, then this Lease shall terminate as to the portion so Taken as of the date possession thereof is Taken by such condemning authority; and, subject to the provisions set out hereinafter, this Lease shall continue, unabated in full force and effect, as to those portions not so Taken. Basic Rent and Additional Rent attributable to the portion of the Premises Taken or made unusable as a result of such Taking shall abate and shall no longer be payable or accrue from and after the date of such Taking.

                 (b) If (i) all or a portion of the Premises is Taken and such Taking is of such magnitude or extent or nature as to render twenty-five percent (25%) or more of the Rentable Area of the Premises unusable, or (ii) twenty- five percent (25%) or more of the parking spaces in the Parking Facilities in the Project are Taken and Landlord does not replace such parking spaces with other parking facilities in the Complex conveniently located to the Project containing an equal number of parking spaces to those parking spaces so Taken, then either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within sixty (60) days of such Taking, which termination shall be effective as of the earlier to occur of (i) the date possession of such portion of the Premises is so Taken or (ii) the termination date set forth in such notice; provided, that the termination date set forth in such notice shall not be earlier than sixty (60) days prior to the date such portion of the Premises or Parking Facilities if Landlord elects not to replace such parking spaces, is physically occupied by the condemning authority.

                 (c) A Taking entitling either Landlord or Tenant to terminate this Lease pursuant to Sections 8.1(b) above shall hereinafter be referred to as a "Substantial Taking". If only a part of the Premises or Parking Facilities is Taken, and such Taking is not a Substantial Taking, or if such Taking is a Substantial Taking and neither Landlord nor Tenant (to the extent either has a right to do so) elects to terminate this Lease, then Landlord shall be obligated, but only to the full extent of any condemnation proceeds or awards for the Premises or Parking Facilities (but not for any other condemnation awards not related to the value of the Premises) actually received by Landlord in connection with such Taking which Landlord's mortgagee permits Landlord to use for repair or reconstruction, to promptly erect such improvements as may be necessary to enclose the remaining portion of the Premises and to restore the property so Taken to an


OFFICE LEASE AGREEMENT - Page 26
architectural unit as nearly like its condition prior to such Taking as can be practicably done under all of the facts and circumstances or to construct an equal number of parking spaces so Taken in a place in the Complex conveniently located to the Project; provided, that Landlord shall not be so obligated to erect such improvements or restore if such Taking shall occur during the last twenty-four (24) months of the Term and such restoration will take more than one hundred eighty (180) days to complete unless Tenant exercises any then available right of renewal by written notice to Landlord within thirty (30) days of the date of such Taking. In each event in which this Lease is terminated, in part or in its entirety, pursuant to Sections 8.1(a)-(b) above, all unaccrued prepaid Rent (or the appropriate portions thereof in the case of partial termination) theretofore paid by Tenant to Landlord shall promptly be refunded to Tenant and, if this Lease is terminated in its entirety, the parties shall be released from any obligations thereafter accruing under this Lease (except as otherwise provided herein).

         8.2 Rights to Condemnation Award. Upon the commencement of any eminent domain or condemnation proceeding with respect to the Premises, Landlord shall promptly notify Tenant of such proceeding and shall thereafter use reasonable efforts to keep Tenant informed as to the status of any such proceeding. In the event of any such Taking, Landlord shall receive any such award for the Premises, the land on which the Premises are situated, any unamortized tenant improvements paid for by Landlord, the leasehold interest of Tenant, and any sums otherwise payable for damage to Landlord's business except that Tenant shall be entitled to the award, if any, relating to (i) the taking of any of Tenant's Property belonging to and not removable or removed by Tenant, (ii) the interruption of, damage to or relocation of Tenant's business, and (iii) the unamortized value of any Tenant Work and Tenant Alterations in the Premises and other tenant improvements paid for by Tenant. Tenant shall not be entitled to any award for the loss of part or all of the leasehold estate rented by this Lease; it is the intent of the parties that any condemnation for any land or physical improvements paid for by Landlord shall be paid to Landlord, as appropriate, and not to Tenant except as provided in
(iii) above. Landlord's mortgagee shall be entitled to claim any interest in the proceeds of such condemnation pursuant to its mortgage.


                                   ARTICLE 9

                                     LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or post a satisfactory bond to secure payment of such lien within thirty (30) days after Tenant





OFFICE LEASE AGREEMENT - Page 27
receives notice of the filing thereof (or within such shorter period of time as required to avoid foreclosure of said lien and shall not allow such lien to be foreclosed upon), Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay within fifteen (15) days after Landlord's delivery of a bill for same to Tenant an equivalent amount, plus interest thereon as provided in Section 16.12 herein, as Rent. No work which Landlord permits Tenant to perform in the Premises shall be deemed to be for the use and benefit of Landlord so that no mechanics or other lien shall be allowed against the estate of Landlord by reason of its consent to such work, which consent may be withheld in Landlord's sole discretion. Landlord shall have the right to post notices that it is not responsible for payment for any such work.

Tenant shall use its reasonable efforts to prevent the filing of any mechanic's lien or other lien. If a mechanic's lien or other lien is filed against the Project or any portion of the Project by a contractor or subcontractor of Tenant, Tenant shall discharge or cause to be discharged such lien of record, or shall post a satisfactory bond to secure payment of such lien, within thirty
(30) days after Tenant receives notice of the filing thereof, or within such shorter period of time (i) as required to avoid foreclosure of said lien and, under all circumstances, Tenant shall not allow such lien to be foreclosed upon or (ii) if such lien may cause a default under any lien of Landlord's lender. If such a foreclosure is threatened and Tenant does not immediately post a satisfactory bond sufficient to cause the withdrawal of such threat Landlord may, but is not obligated to, pay any such mechanic's lien to claimant and recover such payment from Tenant fifteen (15) days after Landlord has delivered to Tenant a bill for same. Any increase in any tax, assessment or charge levied or assessed as a result of the Work or any Tenant Alterations by Tenant shall be payable by Tenant.


                                   ARTICLE 10

                           TAXES ON TENANT'S PROPERTY

Tenant shall be liable for and shall pay to the applicable taxing authority, or to Landlord if billed to Landlord, at least ten (10) days prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by Tenant in or about the Project.





OFFICE LEASE AGREEMENT - Page 28

                                   ARTICLE 11

                            SUBLETTING AND ASSIGNING

SECTION 11.01. RESPONSIBILITIES. Except to a Tenant Affiliate or a Permitted Transferee (each as hereinafter defined), Tenant shall not assign this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises, or any part thereof, without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, however, Tenant may assign its rights under this Lease, sublet, or otherwise transfer possession of the Premises, in whole or in part, to a Tenant Affiliate or a Permitted Transferee, without Landlord's consent (each, a "Permitted Transfer"). A "Tenant Affiliate" shall mean, with respect to Tenant, any other entity directly or indirectly controlling or controlled by, or under common control with, Tenant. A "Permitted Transferee" shall mean any corporation, person, or entity that directly or indirectly acquires or succeeds to all or a majority of the business or assets of The SABRE Group (as hereinafter defined). "The SABRE Group" shall mean the business entities or units comprising information technology business of Tenant and/or a Tenant Affiliate. In the event of any Permitted Transfer, Tenant shall remain fully liable for any obligations arising under this Lease from and after the date of such Permitted Transfer unless the Tenant Affiliate or Permitted Transferee, as applicable,
(i) agrees in a written assignment delivered to Landlord to be responsible to Landlord for all obligations of Tenant under this Lease and (ii) such Tenant Affiliate or Permitted Transferee has either (A) total stockholder's equity of Three Billion Five Hundred Million and No/100 Dollars ($3,500,000,000.00) or more or (B) AMR Corporation guarantees the obligations of such Tenant Affiliate or Permitted Transferee pursuant to a full and complete guaranty of all financial and other obligations under this Lease from AMR Corporation to Landlord which agreement shall be in form and substance satisfactory to Landlord, provided AMR Corporation has a total stockholder's equity at such time at least equal to the total stockholder equity of American Airlines, Inc., at such time, and is reasonably expected to retain such total stockholder's equity after giving effect to any corporate restructuring, if any, reflected in any then existing filings with the Securities and Exchange Commission or other governmental regulatory body.

SECTION 11.02. CONDITIONS OF SUBLEASE. Irrespective of whether Landlord's consent is required or not, if the Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least twenty-five (25) days in advance of the date on which Tenant desires to make such assignment or sublease and Tenant shall state in writing whether such party is a Tenant Affiliate or Permitted Transferee. Tenant shall provide Landlord with a copy of the proposed assignment or sublease, and such information as Landlord might reasonably request concerning the





OFFICE LEASE AGREEMENT - Page 29
proposed sublessee or assignee to allow Landlord to make informed judgments as to whether Landlord's consent to the proposed assignment or sublease is required. If such proposed assignee or sublessor is a Tenant Affiliate or Permitted Transferee, then no Landlord consent shall be required. Landlord shall notify Tenant in writing within twenty-five (25) days if Landlord does not agree that such proposed assignee or sublessee is a Tenant Affiliate or Permitted Transferee; otherwise if Landlord fails to notify Tenant that Landlord does not believe such assignee or sublessee is a Tenant Affiliate or Permitted Transferee, then Landlord shall be deemed to have consented to such assignment or sublease. If Landlord's consent to such assignment or sublease is required, then, within ten (10) business days after Landlord's receipt of Tenant's proposed assignment or sublease, and all required information concerning the proposed subtenant(s) or assignee(s) financial condition, reputation, operations and general desirability. Landlord shall provide to Tenant written notice of its decision to, either

A. Consent to the proposed assignment or sublease, which consent will not be unreasonably withheld, delayed or conditioned; or,

B. Refuse its consent to the proposed assignment or sublease, which option shall be deemed to be elected unless Landlord gives Tenant written notice providing otherwise.

In the event of a refusal to grant its consent, Landlord shall notify Tenant in writing of its reasons for refusing to so consent.

However, under all circumstances, if the rent due and payable by any assignee or sublessee under any such assignment or sublease except for a sublease or assignment to a Tenant Affiliate (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration therefor or any payment, incident thereto less bona fide expenses incurred by Tenant in conjunction with the implementation of such assignment or sublease) exceeds the Rent payable under the Lease for such space, Tenant shall pay to Landlord fifty percent (50%) of such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

SECTION 11.03. CONTINUING LIABILITY. Except as provided in Section 11.01, no consent or approval by Landlord to any assignment or sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease. The consent or approval by Landlord of any assignment or sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or sublease. Any assignment or sublease which is not in compliance with this Section 11 shall be voidable and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of rent by Landlord from





OFFICE LEASE AGREEMENT - Page 30
a proposed assignee or sublessee shall not constitute the consent to such assignment or sublease by Landlord.

SECTION 11.04. SALE BY TENANT. Any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority in interest (whether of profits, losses, capital or voting power) or a majority of the persons composing the managers of the partnership, if Tenant is a partnership, shall be an assignment for purposes of this Section 11, if the leasehold estate of Tenant under this Lease constitutes all or substantially all of the assets of Tenant as of the date of the sale or other transfer.

SECTION 11.05. ASSUMED LIABILITIES. Each assignee, sublessee, mortgagee, pledgee, or other transferee (including but not limited to an assignee by assignment made pursuant to the provisions of Title 11 U.S.C. Section 101 et seq. as amended and in effect from time to time) other than Landlord, shall assume, as provided in this Section 11.05, all obligations of Tenant under this Lease (including without limitation those contained in this Section 11 on subletting, assignment, transfer, hypothecation, sale and encumbrance), and shall be and remain liable jointly and severally with Tenant (except as provided in Section 11.01 hereinabove) for the payment of the rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the assignment or sublease. No assignment or sublease, as applicable, shall be binding on Landlord unless the assignee or sublessee, as appropriate, or Tenant shall deliver to Landlord a counterpart of the assignment and a form of lease assumption reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Section 11.05, but the failure or refusal of the assignee or sublessee, as appropriate, to execute such instrument of assumption shall not release or discharge the assignee or sublessee, as appropriate, from its liability as set forth above.

SECTION 11.06. BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the Federal Bankruptcy Code, Title 11 U.S.C.
Section 101, et seq., as subsequently amended (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment will be paid or delivered to Landlord (which shall include the cure of any existing monetary defaults by payment of same to Landlord and the cure of any non-monetary defaults by performance within ten
(10) business days of the assumption of this Lease by Assignee), will be and remain the exclusive property of Landlord and will not constitute property of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding





OFFICE LEASE AGREEMENT - Page 31
sentence not paid or delivered to Landlord will be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. For purposes of Section 365(f) (2) of the Bankruptcy Code "adequate assurances of future performance" will include, but not be limited to, a Security Deposit, net worth, and creditworthiness equal to that of Tenant on the date of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.


                                   ARTICLE 12

                             TRANSFERS BY LANDLORD

SECTION 12.01. SALE OF THE PROJECT. Landlord has the unrestricted right to sell, transfer or assign its rights in the Building, the Project, the Complex, this Lease, or any portion of the foregoing without Tenant's authority or approval. In the event of a sale or conveyance by Landlord of the Project and/or the Building, the same shall operate to release Landlord from any and all liability under this Lease arising after the date of such sale. Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto or contained herein.

SECTION 12.02.   SUBORDINATION AND ATTORNMENT.

A. This Lease is subject and subordinate to the liens of any and all mortgages or deeds of trust, regardless of whether such lease, mortgages or deeds of trust now exist or may hereafter be created with regard to all or any part of the Project, and to any and all advances to be made thereunder, and to the interest thereon, and all modifications, consolidations, renewals, replacements and extensions thereof. Tenant also agrees that any lessor, mortgagee or trustee may elect to have this Lease prior to any lease or lien of its mortgage or deed of trust, and in the event of such election and upon notification by such lessor, mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior to said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or trust deed.

B. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Premises (except in a sale- leaseback financing transaction), or in the event of the termination of any lease in a sale-leaseback financing transaction wherein Landlord is the lessee, attorn to and recognize such purchaser or assignee or mortgagee as Landlord under this Lease, but subject to the terms





OFFICE LEASE AGREEMENT - Page 32
and conditions of Section 3(b) of the Subordination, Non-Disturbance and Attornment Agreements attached hereto as Exhibit L.

C. Tenant shall, in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust covering the Premises, attorn to and recognize such purchaser or assignee or mortgagee as Landlord under this Lease.

D. The above subordination and attornment clauses shall be self-operative and no further instruments of subordination or attornment need be required by any mortgagee, trustee, lessor, purchaser or assignee. In confirmation thereof, Tenant agrees that, upon the request of Landlord, or any such lessor, mortgagee, trustee, purchaser or assignee, Tenant shall execute and deliver whatever instruments may be required for such purposes and to carry out the intent of this Section. Landlord's successor shall not be liable for Landlord's breaches, if any, of this Lease.

E. Landlord, Tenant and Landlord's lender, Sumitomo Bank, Limited, shall jointly sign Subordination, Non- Disturbance and Attornment Agreements in the form attached hereto as Exhibit "L" concurrently with the execution of this Lease by Landlord and Tenant. For any mortgage or deed of trust placed on the Building, other than the mortgage or deed of trust of Sumitomo Bank, Limited, notwithstanding anything otherwise set forth herein, Landlord shall secure a subordination, non-disturbance and attornment agreement in form reasonably satisfactory to Tenant, Landlord and Landlord's subsequent lender and any subordination and attornment of Tenant to such party shall not be effective until such subordination, non-disturbance and attornment agreement has been signed by Tenant.


                                   ARTICLE 13

                                    DEFAULT

ARTICLE 13.01. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

A. Any failure by Tenant to pay Rent or to make any other payment required to be made by Tenant hereunder when due; but Landlord shall give Tenant written notice of such failure to pay and a period of ten (10) calendar days to cure such default, but Tenant shall nevertheless remain liable for (i) Late Charges for any late payment of Rent in excess of two late payments per year and (ii) interest under all circumstances except that no interest will be charged on up to two monthly payments of Basic Rent and/or Additional Rent per calendar year so long as such late Rent payments are paid within ten (10) days of the payment date.

B. Any failure by Tenant to observe and perform any non-monetary provision of this Lease to be observed or performed by Tenant





OFFICE LEASE AGREEMENT - Page 33
other than the payment of Rent, where such failure continues for thirty (30) days after written notice to Tenant (or such additional period as may be reasonably required to cure such failure if the same may not be reasonably cured within thirty (30) days, provided that Tenant promptly commences such cure and thereafter diligently prosecutes such cure to completion).

C. Tenant cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant under this lease is levied on under execution or under other legal process; or any petition is filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant's capital structure if Tenant is a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty
(30) days from the date of its creation, service or filing).

SECTION 13.02. REMEDIES OF LANDLORD. Upon the occurrence of any event of default specified in this Lease, Landlord, at its option, may have all rights and remedies provided at law or in equity and, in addition, shall have the following remedies:

A. Landlord may terminate this Lease and with an appropriate court order repossess the Premises and be entitled to recover as damages a sum of money equal to the total of (1) the reasonable cost of recovering the Premises, (2) the unpaid Rent earned at the time of termination, (3) Late Charges on unpaid Rent, (4) the balance of the Rent for the remainder of the term discounted to present value, less the reasonable fair market rental value of the Premises for the then unexpired term discounted to present value, using the same discount rate for both calculations, (5) the reasonable costs of reletting and refurbishing the Premises, and (6) pre- and post-judgment interest on all of the foregoing amounts at the highest rate permitted by law. Landlord has no obligation to relet the Premises.

B. Landlord may immediately terminate Tenant's right of possession of the Premises, but not terminate the Lease, and without notice or demand enter upon the Premises or any part thereof and take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises, change the locks, and at Landlord's option, Landlord may relet the Premises or any part thereof, as Tenant's agent, for such terms and such rents as Landlord may reasonably elect. In the event Landlord shall elect to so relet, then rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs and leasing





OFFICE LEASE AGREEMENT - Page 34
commissions, and third, to the payment of Rent due and unpaid hereunder, and Tenant shall satisfy and pay any deficiency upon demand therefor from time to time. Any entry into and possession of the Premises by Landlord under this Article shall be without liability or responsibility for damages to Tenant and shall not be in lieu of or in substitution for any other rights of Landlord hereunder at law or in equity. Reletting of the Premises shall not be construed as an election on the part of Landlord to terminate this Lease and, notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

C. Landlord may also terminate Tenant's right of possession of the Premises, but not terminate the Lease and thereafter Tenant agrees that Landlord may file suit from time to time to recover any outstanding and unpaid Rent then due under the terms of this Lease and that no recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord or not previously paid to Landlord.

D. If, at any time prior to the Commencement Date, any action is taken by or against Tenant in any court pursuant to any statutes pertaining to bankruptcy or insolvency or the reorganization of Tenant and the petition is not dismissed within 120 days after filing, Tenant makes any general assignment for the benefit of creditors, a trustee or receiver is appointed to take possession of all or substantially all of Tenant's assets or of Tenant's interest in this Lease which is brought by Tenant or, if not, such petition is not dismissed within 60 days, or there is an attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or of Tenant's interest in this Lease, then this Lease shall ipso facto be cancelled and terminated and of no further force or effect. In such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises or any interest in this Lease and Landlord shall, in additional to any other rights and remedies under this Lease, be entitled to retain any rent, security deposit, or other monies received by Landlord from Tenant as liquidated damages.

E. Notwithstanding anything otherwise set forth herein, in no event will Landlord lock out Tenant or terminate Tenant's access to the Premises without a court order.

SECTION 13.03. DEFAULTS BY LANDLORD. Except as otherwise provided in this Lease, if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord and Landlord's lender, Sumitomo Bank, Limited, or any subsequent or successor lenders of Landlord for which Tenant is given thirty
(30) days prior written notice of its name and address (unless such failure cannot reasonably be cured within thirty (30) days and





OFFICE LEASE AGREEMENT - Page 35

Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same) and Landlord's lenders are given the time to cure such failure of performance as set forth in any subordination, non-disturbance and attornment agreement signed by and among Landlord, Tenant and Landlord's lender, then Landlord may be held to be in default hereunder. If Landlord shall be in default under this Lease after the expiration of any applicable cure period, then, except for any provisions which specifically limit Tenant's remedy in such event, Tenant shall have any and all remedies provided in this Lease, including the right of specific performance and any rights at law or in equity that Tenant may otherwise have and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Project as the same may then be encumbered and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Project as hereinbefore expressly provided, nor shall Tenant be entitled to any offset against Rent. No waiver by Tenant of any violation or breach of any of the terms contained in this Lease shall waive Tenant's rights regarding any future violation of such term or violation of any other term.

Sumitomo Bank, Limited's, address for notices shall be as set forth in the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit L. Landlord shall give written notice to Tenant of the address for purposes of notice for any subsequent or successor lenders to Landlord.


                                   ARTICLE 14

                                    NOTICES

All notices, consents, approvals, requests, demands or other communications which Landlord or Tenant shall be required, or may desire, to serve on the other shall be in writing and may be served, either by (x) personal service, or
(y) depositing the same with the U.S. Postal Service, by registered or certified mail, postage prepaid, or (z) overnight delivery through a reputable, national overnight courier service (such as Federal Express or DHL), addressed as follows: (i) to Landlord at the address set forth in Item 11 of the Basic Lease Provisions; (ii) prior to the Rent Commencement Date of this Lease, to Tenant at the address set forth in Item 11 of the Basic Lease Provisions; and
(iii) after the Rent Commencement Date, to Tenant at the Premises. Any notices by mail as aforesaid shall be deemed delivered, served and given two (2) business days after deposit of the same with the postal authority. The addresses stated above shall be effective for all notices to the respective parties until written notice of a change of address is given pursuant to the provisions hereof. Any notices to Landlord shall also be sent to Landlord's lender at the address





OFFICE LEASE AGREEMENT - Page 36
shown in Exhibit L. Any notice of default pursuant to Article 13, sent by either party to the other shall additionally be sent by telecopy to the numbers shown in Item 11 of the Basic Lease Provisions.


                                   ARTICLE 15

                           WAIVER OF LANDLORD'S LIEN

Landlord hereby waives any and all statutory landlord's liens that Landlord may now or hereafter have the right to assert against Tenant or Tenant's Property arising out of this Lease.


                                   ARTICLE 16

                            MISCELLANEOUS PROVISIONS

ARTICLE 16.01. ESTOPPEL CERTIFICATE. Not more often than twice in any calendar year Tenant or Landlord shall, within twenty (20) days after receipt of written request by such party or any first mortgagee of Landlord, to the other, without additional consideration, deliver an Estoppel Certificate to such party, consisting of statements, if true, that:

A.       This Lease is in full force and effect, with rental paid through
[list applicable date]    ;

B. This Lease has not been modified or amended [or listing such amendments];

C. [Landlord or Tenant, as appropriate with "Landlord" filled in if the certificate is given by Tenant or "Tenant" filled in if the certificate is given by Landlord] is not in default and has fully performed all of its obligations under this Lease. If, in the certificate-giver's opinion, any of the above statements are not true, such party shall indicate its opinion of the true state of affairs by either (i) stating separately the correct entries, or
(ii) modifying the statement(s) above in order to make it (them), in such party's opinion, true and correct; and

D. Such further matters as Landlord or Tenant may reasonably require including instruments of a similar nature evidencing the agreement of Tenant to the mortgage or other hypothecation of the reversionary interest by Landlord hereunder as may be reasonably requested by Landlord or any mortgagee of Landlord.

Such party's failure to supply such estoppel certificate within twenty (20) business days of such party's receipt of such estoppel certificate shall cause a $25 per day delay charge after such party has delivered a second written request for such estoppel





OFFICE LEASE AGREEMENT - Page 37
certificate to the other party with an additional twenty (20) days to return such estoppel certificate.

SECTION 16.02.   Intentionally Deleted.

SECTION 16.03. ATTORNEY'S FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred in such action and such amount shall be included in any judgment rendered in such proceeding.

SECTION 16.04. WAIVER. No waiver by Landlord of any provision of this Lease or of any breach of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in writing signed by Landlord.

SECTION 16.05. APPLICABLE LAW. This Lease shall be governed by and construed pursuant to the laws of the State of Texas.

SECTION 16.06. COMMON FACILITIES; PARKING. Tenant shall have such parking rights as are set forth in the Parking Agreement attached hereto as Exhibit "F". Subject to Tenant's option under Section 16.24 below, Landlord does not warrant to Tenant that it will build any other buildings or facilities in the Complex except for those substantially completed at the time of signing this Lease.

SECTION 16.07. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 16.08. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker(s) named in Item 8 of the Basic Lease Provisions, and that it knows of no other real estate broker(s) or agent(s) who is (are) or might be entitled to a commission in connection with this Lease. Tenant agrees to indemnify, defend and hold harmless Landlord from and





OFFICE LEASE AGREEMENT - Page 38
against any liability or claim, whether meritorious or not, arising in respect to broker(s) not so named.

SECTION 16.09. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

SECTION 16.10. NAME. Tenant shall not, without the written consent of Landlord, use the name or logo of the Project or Complex for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

SECTION 16.11. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

SECTION 16.12. INTEREST ON TENANT'S OBLIGATIONS. Any amount due from Tenant to Landlord (other than interest) which is not paid when due shall bear interest at the rate then paid by Landlord for Landlord's financing in the Project or if there is no financing on the Project, then at the rate of One Hundred Fifty (150) basis points above the Ask Yield for Treasury Bonds and Notes as quoted from time to time in The Wall Street Journal or another reputable financial publication for treasury notes maturing in one year or as close to one year as then available, but not to exceed the highest rate allowed by law, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default.

SECTION 16.13. TIME. Time is of the essence in this Lease and in each and all of the provisions hereof.

SECTION 16.14. DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

SECTION 16.15. CORPORATE AUTHORITY. Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation was authorized to do so.





OFFICE LEASE AGREEMENT - Page 39

Landlord does hereby covenant and warrant that Landlord is a duly existing general partnership, that such partnership has full right and authority to enter into this Lease, and that each person signing on behalf of a general partner of the partnership is authorized to do so.

Landlord and Tenant each covenants and warrants that this Lease is legally binding on each of Landlord and Tenant.

SECTION 16.16. FORCE MAJEURE. Excluding (i) the Rent Commencement Date, (ii) Tenant's obligation to pay Rent to Landlord under this Lease, (iii) Article 13 of this Lease, and (iv) expiration of the Term of this Lease whenever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, there shall be excluded from the computation for any such period of time, any delays due to Acts of God, strikes, riots, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of such party.

SECTION 16.17. RECORDING. This lease shall not be recorded. However, the parties shall record a short form or memorandum thereof, at Landlord's expense, in the form attached as Exhibit "O".

SECTION 16.18. RENT TAX. If applicable in the jurisdiction where the Premises are situated either now or in the future, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the Rent upon which such tax is based.

SECTION 16.19. LANDLORD'S RIGHT TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole expense and without abatement of Rent except as otherwise provided herein. If Tenant shall fail to observe and perform any covenant, condition, provision or agreement contained in this Lease or shall fail to perform any other act required to be performed by Tenant, Landlord may, upon notice to Tenant and opportunity to cure by Tenant except in an emergency, all as set forth in Section 13.01 above, without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, make any such payment or perform any such obligation on Tenant's part to be performed. All sums so paid by Landlord and all costs incurred by Landlord, including attorneys' fees, together with interest at the rate allowed under Section 16.12 above, shall be payable to Landlord within fifteen (15) days after Landlord's delivery to Tenant of a bill for such sums and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same





OFFICE LEASE AGREEMENT - Page 40
rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

SECTION 16.20. GIFT POLICY. Tenant acknowledges that the business practice of Landlord prohibits its employees from accepting trade discounts which are not available to all persons and from accepting gifts or gratuities arising out of business relationships. Therefore, Tenant agrees that it shall not offer gifts or gratuities to employees of Landlord or their family members other than nominal gifts given in the ordinary course of business which are not unlawful or immoral nor subject to adverse criticism, and Tenant agrees to comply with said policy.

SECTION 16.21. CONFIDENTIALITY. Landlord and Tenant acknowledge and agree that the terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Complex and impair Landlord's relationship with other tenants of the Complex. Except as provided below, each of Landlord and Tenant agree that they, and their respective partners, officers, directors, employees and attorneys shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of the other party hereto, which consent will not be unreasonably withheld, delayed or conditioned. The foregoing shall not extend to disclosure by Landlord of the terms of this Lease to the holder of any Underlying Mortgage, or any portion thereof, or to any prospective purchaser of the Project or the Complex, or to Landlord's partners, and their constituent partners, if any, and such partners' officers, directors and employees, or any interest therein, nor to disclosure by either party to the independent accountants who audit their respective financial statements or the parties' other professional advisors on a "need to know" basis or to enforce this Lease or as required by law. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by any party hereto and each of the parties hereto shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach.

Additionally, this Section 16.21 shall not apply to disclosure by Tenant (i) to its officers, directors, employees, and/or tax, legal and other professional advisors, (ii) to any proposed or actual Tenant Affiliate, Permitted Transferee, or other Landlord-approved assignee or subtenant after such parties agree in writing to be bound by this Section 16.21 and Landlord has been given copies of such agreements, (iii) any purchaser or potential purchaser of Tenant (or a portion thereof), or (iv) as may be required by applicable federal securities laws and regulations, or other laws or governmental requirements. Tenant shall provide Landlord prior written notice if Tenant is disclosing the foregoing pursuant to litigation.





OFFICE LEASE AGREEMENT - Page 41

SECTION 16.22. TENANT'S PROPERTY. Tenant's property shall include Tenant's computers, furniture, trade fixtures, telecommunications equipment, secretarial work stations, file cabinets, satellite dish and other personalty located in or about the Project and owned by Tenant (referred to hereinafter as "Tenant's Property").

SECTION 16.23. COMMUNICATIONS EQUIPMENT. Tenant, at Tenant's expense, may install a satellite dish and related communications equipment at a location designated by Landlord either on the roof of the Building or on the ground adjacent to the Building. Tenant shall provide reasonable screening for such satellite dish and related communications equipment if same is located on the ground. All costs of operating and maintaining such satellite dish and related communications equipment including, without limitation, electricity, shall be paid by Tenant. Tenant shall repair any and all damage caused by installation of the satellite dish and related communication equipment, including, without limitation, such damage as may exist at the time such satellite equipment and related communications equipment is removed. Tenant shall comply with all governmental requirements in connection with such satellite dish and related communications equipment.

SECTION 16.24. BUILDING PARKING. As of the Commencement Date, the Building has approximately 1,088 parking spaces available for exclusive use by Tenant, its employees, invitees and licensees. Tenant may elect to increase the number of parking spaces adjacent to the Building for Tenant's exclusive use by requiring Landlord to construct additional spaces either by (i) converting the top level of the existing parking garage to a parking area through the addition of an access ramp, topping slab and stairs (at a cost of $228,000) or (ii) creating additional surface parking of a design and type like the existing surface parking at the Project by paving in a location or locations approved by Landlord, including the location shown on Exhibit J (the "Exhibit J Property"), provided that no surface parking will be constructed on the location shown on the Exhibit J Property, unless Landlord reasonably determines that adequate surface parking spaces cannot be constructed on the land described in Exhibit A-1 in locations approved by Landlord. Except as provided below for the Exhibit J Property, Tenant must provide written notice to Landlord of its election to require additional parking by July 1, 1996. As to the location shown on Exhibit J, Tenant shall have until February 1, 1999, to deliver written notice to Landlord of Tenant's request that Landlord construct additional surface parking in the area shown on Exhibit J.

All costs related to the design and construction of any such additional parking (except that the costs for converting the top level of the existing parking garage to a parking area shall be limited to $228,000 as set forth in Section 16.24(i) above) (excluding any Landlord construction management fee or Landlord overhead component of any sort but including all other permits, fees and costs necessary to comply with all codes and ordinances)





OFFICE LEASE AGREEMENT - Page 42

(the "Additional Parking Costs") will, at the option of Tenant, be paid by one of the following methods, provided that Tenant will notify Landlord of its selected method of payment at the time it notifies Landlord of its request for additional parking:

         1) Tenant may elect to reimburse Landlord for the total amount of the Additional Parking Costs, with such reimbursement to be made by Tenant within thirty (30) days after Landlord has completed the parking additions, or

         2) Tenant may require Landlord to pay for such additional costs up to a maximum amount of $500,000, in which event Tenant and Landlord will sign an amendment to this Lease increasing the monthly payments of Basic Rent to be paid by Tenant to Landlord pursuant to this Lease by the amount necessary to amortize fully such Additional Parking Costs over the remaining portion of the initial term of this Lease at a ten percent (10%) interest rate. For example, if the Additional Parking Costs were $200,000 and ten (10) years remained in the initial term of the Lease, then each monthly payment of Basic Rent due during the ten year term of this Lease beginning on the Rent Commencement Date and continuing each month thereafter would be increased by the sum of $2,643.01.

Tenant, at Tenant's cost, and subject to approval of appropriate governmental authorities and Landlord as to appearance (which Landlord's approval shall not be unreasonably withheld), may re-stripe the parking garage and all surface lots except for the concrete paver surface lot located along the south side of the Building.

If Tenant exercises the option to cause Landlord to build additional parking in the area shown on Exhibit J, then such additional parking will become part of the Project upon substantial completion of such construction and all Operating Expenses of same shall be paid by Tenant to the extent allowed by Article 2 of this Lease.

SECTION 16.25. TELECOMMUNICATIONS REGULATIONS. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.





OFFICE LEASE AGREEMENT - Page 43

As of December 31, 1995, Southwestern Bell provides telecommunications services to the Building. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord which shall not be unreasonably withheld. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities and/or insurance as Landlord reasonably deems necessary to protect Landlord; (iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Project and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Project with respect to proposed alterations as described in Article 6.02 of this Lease; (iv) Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for the out-of-pocket costs which may reasonably be expected to be incurred by Landlord; (v) the provider agrees to deliver to Landlord detailed "as built" plans promptly after the installation of the provider's equipment is complete; and (vi) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord including any restoration or removal requirements of Landlord for such equipment.

SECTION 16.26. FURNITURE AND EQUIPMENT. The prior tenant in the Building will leave all conference and training room furniture, all audio/visual equipment in the conference and training rooms and all CRAC (Computer Room Air Conditioning) and PDUs (Power Distribution Unit) on the raised floor space (collectively, the "Prior Tenant's F&E") within the Premises will be left for Tenant's use. Such Prior Tenant's F&E will be left for Tenant's use in an "AS IS, WHERE IS, AND WITH ALL FAULTS" condition and without any warranty or representation of fitness for any general or special purpose whatsoever, any and all of which warranties, either express, implied or statutory, are hereby disclaimed.
Tenant shall be solely responsible for the maintenance and repair of Prior Tenant's F&E at Tenant's expense. An inventory of the foregoing furniture and equipment will be compiled on February 1, 1996, or reasonably soon thereafter and initialed by all parties.





OFFICE LEASE AGREEMENT - Page 44

Also, Landlord shall allow Tenant the right to use all furniture in the main lobby of the Building and all cafeteria equipment, ovens, dishwashers, tables and chairs located in the Building's cafeteria as of February 1, 1996 ("Landlord's Furniture and Equipment"). Landlord's Furniture and Equipment is provided to Tenant in an "AS IS, WHERE IS, AND WITH ALL FAULTS" condition and without any warranty or representation of fitness for any general or special purposes whatsoever, any and all of which warranties, whether express, implied or statutory, are hereby disclaimed. Tenant shall be solely responsible for the maintenance and repair of the Landlord's Furniture and Equipment at Tenant's expense. Upon the expiration or earlier termination of this Lease, Tenant shall redeliver the Landlord's Furniture and Equipment to Landlord in good condition, reasonable wear and tear excepted, except that any of Landlord's Furniture and Equipment that has been replaced at Tenant's expense shall be owned and removed by Tenant.

Landlord shall use reasonable efforts to secure a transfer document from the prior tenant transferring title to the Prior Tenant's F&E, but the transfer document shall be without warranty or representation of fitness for any general or special purposes whatsoever, all of which warranties, whether express, implied, or statutory, will be disclaimed.

SECTION 16.27. TENANT'S EXCLUSIVE USE. Landlord will not construct any additional improvements on the land described in Exhibit A-1 without Tenant's prior written approval except (i) for such additional parking on the land as Tenant may elect pursuant to Section 16.24 above and (ii) for any repairs, replacements or installation of additional utilities in public easements or rights-of-way. Subject to the other provisions of this Lease, Tenant shall have the exclusive right to use the land described in Exhibit A-1, but Tenant may not construct additional improvements on such land, park vehicles in places other than on surface and structural parking in locations specified by Landlord or do anything else not specifically permitted by this Lease on such land without Landlord's prior written approval.

SECTION 16.28. ENVIRONMENTAL. Attached hereto as Exhibit M and made a part hereof for all purposes are the provisions of the parties addressing indemnities for Hazardous Substances (as defined in such exhibit). Landlord additionally agrees to remediate or cause others to remediate, if necessary, any Hazardous Substances in violation of applicable laws in the Project caused by parties other than (i) Landlord, its partners, employees, agents, contractors, subcontractors, licensees and invitees, or (ii) Tenant, its officers, directors, employees, agents, contractors, subcontractors, licensees and invitees, but Tenant shall remain fully liable for all damages and costs of remediation caused by Tenant and Tenant's officers, directors, employees, contractors, subcontractors, agents, invitees and licensees.





OFFICE LEASE AGREEMENT - Page 45

SECTION 16.29. ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing provisions and Articles 1 through 16, together with all Exhibits attached hereto and incorporated herein by this reference, as of the date first above written.

                                    TENANT:

                                    AMERICAN AIRLINES, INC., a Delaware
                                    corporation



                                    By:         /s/ THOMAS J. KIERNAN
                                       ----------------------------------------
                                        Name:      Thomas J. Kiernan
                                             ----------------------------------
                                        Title:     Sr. Vice President
                                              ---------------------------------
                                    Date:          January 15, 1996
                                          -------------------------------------

                                    LANDLORD:

                                    MAGUIRE/THOMAS PARTNERS-WESTLAKE/
                                    SOUTHLAKE PARTNERSHIP, a Texas general
                                    partnership

                                    By:  MAGUIRE/THOMAS PARTNERS -
                                         DALLAS, LTD., a California Limited
                                         Partnership, General Partner

                                         By:  MAGUIRE/THOMAS PARTNERS,
                                              INC., A California Corporation
                                              Its General Partner



                                              By:   /s/ ROBERT F. MAGUIRE
                                                 ------------------------------
                                                 Name: ROBERT F. MAGUIRE III
                                                      -------------------------
                                                 Title:   MANAGING PARTNER
                                                       ------------------------

                                    By:  International Business Machines
                                         Corporation, a New York corporation,
                                         General Partner



                                         By:     /s/ J.R. MAYO
                                            -----------------------------------
                                         Its:    Director, Finance, Investments
                                                     & Asset Management
                                                  IBM Real Estate Services
                                             ----------------------------------




OFFICE LEASE AGREEMENT - Page 46

[L2-Map and Plat Records of Solana/Southlake, Texas -Tenant Build-Out Documents]



                                 EXHIBIT 'A'
                                    PAGE 2

[L3-Map and Plat Records of Solana/Southlake, Texas -Tenant Build-Out Documents]



                                 EXHIBIT 'A'
                                    PAGE 3

[L4-Map and Plat Records of Solana/Southlake, Texas-Tenant Build-Out Documents]



                                 EXHIBIT 'A'
                                    PAGE 4

[LSE-Map and Plat Records of Solana/Southlake, Texas-Tenant Build-Out Documents]



                                 EXHIBIT 'A'
                                    PAGE 5

                                 EXHIBIT "A-1"


Lot 1, Block B, of MTP-IBM Addition No. 1, City of Southlake, Texas, as filed in Volume 388-211, Page 68-69 of the Map and Plat Records of Tarrant County, Texas, and in Cabinet G, Page 208 of the Map and Plat Records of Denton County, Texas.





OFFICE LEASE AGREEMENT - Page 1

                                     [MAP]


                                EXHIBIT 'A-2'

                                  SITE PLAN

      [MAP OF SOLANA MASTER PLAN - BOUNDARY OF COMPLEX AND SOUTHLAKE BUILDING]

                                  EXHIBIT "C"

                       RENT COMMENCEMENT DATE MEMORANDUM


This Memorandum is made and entered into as of ____________, ____, by and between MAGUIRE/THOMAS PARTNERS - WESTLAKE/SOUTHLAKE PARTNERSHIP (the "Landlord") and AMERICAN AIRLINES, INC., a Delaware corporation,(the "Tenant") with respect to that certain Lease Agreement between Landlord and Tenant dated as of _________, 1996 (the "Lease").

Landlord and Tenant hereby agree that:

1.       The Commencement Date is _______________, 1996.

2. The Rent Commencement Date of the Lease is the ______ day of _______________, 1996.

3. The Expiration Date of the initial term of the Lease is the ____ day of ____________, 2006, subject to renewal rights or earlier termination as set forth in the Lease.

4. Notwithstanding anything to the contrary expressed or implied herein, Tenant acknowledges that Landlord makes no warranties regarding the Premises except as specifically provided in the Lease and Tenant hereby expressly disclaims the implied warranty that the Premises are suitable for their intended commercial purpose. Tenant has constructed the Tenant Work in the Premises and finds that the Premises suit Tenant's purposes. Tenant has knowledge of the Premises and, with this knowledge, voluntarily disclaims the implied warranty of suitability.


All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.





                              EXHIBIT "C" - Page 1

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth in the first paragraph above.


                                      LANDLORD:

                                      MAGUIRE/THOMAS PARTNERS - WESTLAKE/
                                      SOUTHLAKE PARTNERSHIP, a Texas General
                                      Partnership

                                      By:  MAGUIRE/THOMAS PARTNERS - DALLAS,
                                           LTD., a California Limited
                                           Partnership, a General Partner

                                           By:  MAGUIRE/THOMAS PARTNERS, INC.
                                                A California Corporation
                                                Its General Partner



                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------



                                      TENANT:

                                      AMERICAN AIRLINES, INC.,
                                      a Delaware corporation



                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------





                              EXHIBIT "C" - Page 2

                                  EXHIBIT "D"

                           AGREEMENT FOR CONSTRUCTION


         This Agreement for Construction constitutes part of the Lease Agreement (the "Lease") dated as of January __, 1996, executed concurrently herewith, by and between MAGUIRE/THOMAS PARTNERS - WESTLAKE/SOUTHLAKE PARTNERSHIP, as Landlord, and AMERICAN AIRLINES, INC., as Tenant, covering those certain premises described in the Lease (The "Premises").

         The parties hereby agree as follows:

         1.      Construction of Building.

                 1.1 Landlord has constructed the Building consisting of the following: (a) the building shell, (b) the core area, including mechanical, electrical and plumbing systems within the Building core, (c) heating, ventilating and air conditioning systems for standard office use including terminal boxes, electric heating coils, and V.A.V. controls and other air distribution devices, (d) ceiling grid system installed and ceiling tiles installed, (e) lighting fixtures installed, (f) toilet rooms including plumbing fixtures, ceramic tile floors, accessories, ceilings and lighting, (g) passenger elevators and lobbies, (h) parking facilities, (i) exterior plazas and landscaping, and (j) sprinkler main loop including one sprinkler head per 130 usable square feet within the Premises. The current "AS IS" condition of the Building, including the tenant improvements constructed for the prior tenant, are referred to as the "Base Building" in this Exhibit D. To the extent that the design and/or construction of the Base Building must be changed or added to in order to accommodate the special needs of Tenant in the Premises, such changes or additions shall be considered part of the Tenant Work and shall be paid for by Tenant in accordance with Section 2.5 hereof. Tenant recognizes that tenant improvements have previously been constructed in the Base Building and that demolition of portions of such prior tenant improvements may be necessary to perform the Tenant Work (as defined below).

                 1.2 Tenant Work shall mean all changes in the Base Building including, without limitation, the following:

                          (a) Installation or movement of ceiling tiles and light fixtures.

                          (b)     Floor finish in the Premises.

                          (c)     Interior finishes of any kind in the Premises.

                          (d) Entrance and any required exit doors and interior partitions, doors, and hardware within the Premises.

                          (e)     Tenant's furniture, fixtures and equipment.





                              EXHIBIT "D" - Page 1

                          (f) Modification or additions to the mechanical, electrical and plumbing systems currently in the Base Building.

                          (g) Relocation of, or additions to, the sprinkler heads provided in Base Building.

                          (h) Exterior building sign for the Tenant and the power therefor.

                          (i) Electrical service distribution throughout the Premises.

                          (j)     Building standard window coverings.

                          (k) Any changes to the items previously purchased and/or installed by Landlord.

                          (l) Any fire and life safety devices or signs within the Premises.

                          (m)     Any permits or approvals required by
                                  governmental authorities having jurisdiction.

                          (n) Any demolition of any existing improvements in the Premises.

                          (o)     Installation of any satellite dish.

         2.      Plans and Specifications

                 2.1 Tenant's designated architect, Corgan Associates (the "Architect") will prepare, at Tenant's cost, a space plan for the Premises and will issue all construction plans and specifications for the Tenant Work.

                 2.2 Tenant's design and construction of the Tenant Work will be on a fast-track basis. Tenant will give Landlord notice of and permit Landlord's representatives to attend weekly design and construction meetings so Landlord and its consultants may become and remain familiar with the Tenant Work and schedule proposed by Tenant.

                 2.3 Tenant may elect to deliver to Landlord for Landlord's review a set of plans for installing telecommunications and computer cabling in the Premises (the "Cabling Plans") prior to delivering the Construction Plans referenced below. If Tenant elects to deliver the Cabling Plans prior to delivering the Construction Plans, then such Cabling Plans shall be complete and the Construction Plans as delivered to Landlord shall be consistent with the Cabling Plans. If Tenant elects not to deliver the Cabling Plans separately from the Construction Plans, then the Construction Plans shall include plans for installing telecommunications and computer cabling.

                 Within five (5) calendar days after Tenant has delivered to Landlord a complete set of the Cabling Plans for the Premises, Landlord shall review the Cabling Plans and (i) approve same in writing, (ii) approve same with specific, written conditions, or (iii) disapprove same with specific, written reasons for such disapproval. If Landlord fails to respond in writing within such





                              EXHIBIT "D" - Page 2
time period, then Landlord shall be deemed to have approved such Cabling Plans.

                 2.4 Tenant's Architect and Reed, Wells, Benson, Tenant's engineers (the "Engineers") will prepare a complete set of construction drawings with necessary specifications ("Construction Plans") for all of Tenant's Work in the Premises. Tenant expects that the Construction Plans for the Project will be prepared and submitted to Landlord for approval generally on a pod by pod basis. Tenant will submit a complete set of construction drawings with full specifications (the "Pod Plans") for each portion of the Project for which Tenant requests Landlord's approval. Tenant shall state in writing that it requests Landlord's approval of such Pod Plans. Once Tenant has submitted Pod Plans for all work to be done in the Premises and Landlord has approved such Pod Plans, then all such Pod Plans shall collectively constitute the Construction Plans.

                 2.5 The Construction Plans for all Tenant Work (but which Construction Plans may be submitted in segments referred to as Pod Plans as provided above) will include necessary detail and finish drawings for all items of construction, including without limitation, partitions, doors, reflected ceiling plans, electrical switches and outlets, telephone and data systems, chillers, satellite dishes, heating, ventilation and air conditioning equipment and controls. Tenant understands that the Construction Plans are required to be in compliance with the requirements for an HPR insurance rating in effect for the Building and must not violate any applicable codes, rules, laws or regulations, and agrees to make any changes and alterations to the Construction Plans reasonably requested by Landlord to prevent any such violations.
Tenant's finish materials and sprinkler layout are subject to approval by Landlord's insurance carrier.

                          (a)     After completion of any set of Pod Plans,
Tenant shall submit a complete set of the Pod Plans to Landlord and simultaneously to Landlord's engineer, BL&P Engineers, Inc., for approval. Within five (5) business days after Tenant has delivered to Landlord and to BL&P Engineers, Inc., a complete set of any such Pod Plans including, without limitation, all information required under Section 2.5 of Exhibit D above for same, Landlord shall review the Pod Plans and (i) approve same in writing, (ii) approve same with specific, written conditions, or (iii) disapprove same with specific, written reasons for such disapproval. Any disapproval or conditional approval of part or all of such Pod Plans shall state in reasonable detail the Reasonable Objections (as defined below) of Landlord. If Landlord fails to respond in writing within such time period, then Landlord shall be deemed to have approved such Pod Plans. In the event Landlord disapproves of any such plans in accordance with (iii) above, if Landlord and Landlord's engineer have not approved (or disapproved) of any revised plans submitted by Tenant to Landlord and its engineer in accordance with the requirements of this subparagraph within five





                              EXHIBIT "D" - Page 3

(5) business days, then Landlord shall be deemed to have approved such revised plans.

                          (b)     Landlord's approval of any such Pod Plans
shall not be unreasonably withheld, delayed or conditioned, provided that the withholding of approval for reasons of (i) violation of any applicable codes, rules, laws or regulations, or (ii) rejection of Tenant's finish materials by Landlord's insurance carrier, or (iii) demands on the Building's structural, electrical, telecommunications, mechanical, plumbing, or HVAC systems greater than that for which any such structure or system was designed, or (iv) an adverse effect on the exterior appearance of the Building, including without limitation, window coverings different from those currently in the Building, or
(v) items which would cause Landlord to lose the HPR insurance designation for the Building or (iv) imposition of excessive restoration costs on Landlord upon the expiration or termination of the Lease (individually or collectively, the "Reasonable Objections"), shall be considered reasonable. The final plans and specifications for all work to be done by Tenant within the Project, when approved or deemed approved by Landlord, shall be referred to as the "Final Plans."

                          (c)     Any approval by Landlord of the Final Plans,
or any portion thereof shall not constitute a representation that such plans and specifications comply with laws or are technically adequate.

                 2.6 All tenant improvement work, required by the Final Plans, shall be called "Tenant Work" and, subject to Article 3, shall be at Tenant's sole cost and expense. The Tenant Work shall be constructed by Tenant materially in accordance with the Final Plans. All right, title and interest to the Tenant Work is vested in Landlord.

         3.      Allowance.

                 Tenant shall be credited with an allowance (the "Allowance") of Five Million Two Hundred Fifty Thousand Seven Hundred Ninety Eight and No/100 Dollars ($5,250,798.00) against the cost of Tenant Work, as well as for design, planning, demolition, fees, permits, wiring/cabling, construction, construction management, purchase and installation of telecommunications equipment and other materials, furniture acquisition for the Premises, and other bona-fide move or construction related expenses.

         4.      Payment for Tenant Work.

                 4.1 Subject to Tenant's right to receive the Allowance, Tenant agrees to pay for the cost of all Tenant Work required by the Final Plans. Prior to March 15, 1996, Tenant shall submit to Landlord a written estimate of the cost of Tenant Work for which Tenant expects to claim reimbursement by Landlord from the





                              EXHIBIT "D" - Page 4

Allowance, which estimate shall list the categories set forth in Section 3 above of this Exhibit "D" (e.g., Design - ($); Planning ($); etc.).

                 4.2 Tenant shall keep Landlord fully informed at all times with respect to construction progress, which condition shall be met by providing notices of the weekly meetings described in Section 2.2. As soon as reasonably possible following April 1, May 1, June 1, and July 1, 1996, Tenant shall prepare and submit to Landlord a statement, certified by Tenant to be correct, showing, in reasonable detail the total actual cost of the Tenant Work incurred by Tenant through such date for which Tenant is entitled to be reimbursed from the Allowance ("Reimbursement Amount"), with supporting back-up including lien releases and evidence of payment for all Tenant Work performed through such date. The Reimbursement Amount claimed by Tenant on April 1, 1996, shall not exceed the lesser of (i) eighty percent (80%) of the amount actually expended by Tenant's general contractor (not to exceed the amount paid to such general contractor by Tenant) for Tenant Work through March 31, 1996, or (ii) 25% of the Allowance; the Reimbursement Amount claimed by Tenant on May 1, 1996, shall not exceed the lesser of (x) eighty percent (80%) of the amount actually expended by Tenant's general contractor (not to exceed the amount paid to such general contractor by Tenant) for Tenant Work through April 30, 1996, less any previously paid Reimbursement Amounts, or (y) 50% of the Allowance less any previously paid Reimbursement Amounts; the Reimbursement Amount claimed by Tenant on June 1, 1996, shall not exceed the lesser of (k) eighty percent (80%) of the amount actually expended by Tenant's general contractor (not to exceed the amount paid to such general contractor by Tenant) for Tenant Work through May 31, 1996, less any previously paid Reimbursement Amounts or
(l) 80% of the Allowance less any previously paid Reimbursement Amounts; the Reimbursement Amount claimed by Tenant on the later of (a) July 1, 1996, or (b) the date of substantial completion of such Tenant Work shall not exceed the unpaid balance of the Allowance. Landlord shall pay Tenant the applicable Reimbursement Amount out of the Allowance within thirty (30) days after Landlord's receipt of Tenant's statement with all necessary lien releases and evidence of payment.

                 4.3 In the event that Tenant's expenses referenced in Section 3 above are less than the Allowance, any portion of the Allowance which remains after payment of the Reimbursement Amount to Tenant shall be credited against Tenant's Basic Rent during the first twelve months following the Rent Commencement Date.

         5.      Construction.

                 Any general contractors and MEP subcontractors selected by Tenant shall be approved by Landlord and after Landlord's approval such general contractors and MEP subcontractors shall commence and diligently proceed to construct and complete all Tenant Work. Notwithstanding the foregoing, Landlord hereby





                              EXHIBIT "D" - Page 5
approves Austin Commercial, Inc. as general contractor for the Tenant Work and reserves the right to approve any subsequent general contractor or MEP subcontractor, which approval shall not be unreasonably withheld or delayed.

         Landlord shall have the right periodically to inspect the Premises during the course of the construction of the Tenant Work for material compliance of such construction with the specific Pod Plans and, upon completion of all Tenant Work, the Final Plans.

         6.      Changes, Additions or Alterations.

                 If Tenant shall make any material change, addition or alteration in the Final Plans, such material change, addition or alteration shall be subject to the review and approval rights of Landlord set forth in
Section 2 above. Tenant shall advise Landlord of the date, time and place of Tenant's weekly construction meetings and Landlord shall have the right to have a representative present at such weekly meeting. Landlord will cooperate reasonably with Tenant in reviewing Tenant's proposed change orders and responding to Tenant's request for approval of such change order requests in an effort to help Tenant maintain its work schedule, but Landlord shall retain its review and approval rights under Section 2 above of this Exhibit D specifically including, without limitation, the right to have five (5) business days to review any changes to Pod Plans which Tenant designates as part of the Construction Plans.

         7.      Reasonable Diligence.

                 Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Agreement for Construction and in proceeding with the construction and completion of the Building and all Tenant Work in the Premises.

         8. Access. Landlord shall not prevent Tenant's and Tenant's general contractor's and subcontractors' access or interfere with access to the Project.

         9. As Built Plans. As soon as possible following completion of the Tenant Work, but not more than ninety (90) days following such completion, Tenant will furnish to Landlord "as-built" plans, certified to be correct by Tenant's architect, for all of the Tenant Work.

         10. Builder's Risk Insurance. Tenant shall cause its general contractor to carry builder's risk insurance for all tenant improvements which insurance shall be primary and, in the event of a casualty Tenant shall cause its general contractor to rebuild any tenant improvements destroyed in such casualty.





                              EXHIBIT "D" - Page 6

                                       LANDLORD:

                                       MAGUIRE/THOMAS PARTNERS - WESTLAKE/
                                       SOUTHLAKE PARTNERSHIP, a Texas General
                                       Partnership

                                       By: MAGUIRE/THOMAS PARTNERS - DALLAS,
                                           LTD., a California Limited
                                           Partnership, a General Partner

                                           By:  MAGUIRE/THOMAS PARTNERS, INC.
                                                A California Corporation
                                                Its General Partner



                                                By:
                                                   ----------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------

                                       TENANT:

                                       AMERICAN AIRLINES, INC., a Delaware
                                       corporation



                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------





                              EXHIBIT "D" - Page 7

                                  EXHIBIT "E"

                             RULES AND REGULATIONS


         1. Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Landlord first had and obtained. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord has been obtained.

                 Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall not use any window covering facing any exterior glass surface other than the standard window covering established by Landlord.

         2. Tenant and its employees and any invitees of Tenant shall not go upon the roof of the Building, except to install, maintain or repair any satellite or related communications equipment installed on the roof and in such event, such persons shall use due care not to damage the roof.

         3. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any keys so furnished, shall pay Landlord therefor. If Tenant shall alter any lock or install any new or additional locks or any bolts on any door of the Premises, then Tenant will provide Landlord a key or other means of access.

         4. The toilet rooms, toilet, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

         5. Except for the Tenant Work and Tenant Alterations, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof except that Tenant is allowed to place pictures, plaques and ordinary office decorations on the walls. Tenant shall not overload any floor of the Premises.





                              EXHIBIT "E" - Page 1

         6. No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

         7. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building.

                 Safes or other heavy objects shall, if reasonably considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired by the expense of Tenant.

         8. Except for janitorial employees of Tenant (but not third party contractors), Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or other person.

         9. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord by reason of noise, odors and/or vibrations, nor shall any animals (other than as required for handicapped persons) or birds be brought in or kept in or about the Premises or the Building.

         10. The Premises shall not be used for the manufacture of merchandise, for a warehouse, for lodging, or for any improper, objectionable or immoral purpose.

         11. Tenant shall not use or keep in the Premises or the Project any kerosene, gasoline or inflammable or explosive or combustible fluid or material.

         12. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

         13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, impairs the





                              EXHIBIT "E" - Page 2
reputation of the Complex or its desirability as a location for offices, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

         14. Canvassing, soliciting and peddling outside the Building is prohibited unless specifically approved by Landlord and Tenant shall cooperate to prevent such activity.

         15. Landlord reserves the right to rescind any of these rules and regulations and to make such other further reasonable and non-discriminatory rules and regulations as in its judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, ten (10) days after prior written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed. No such change shall unreasonably interfere with Tenant's permitted uses of the Project.

         16. Tenant shall not allow its employees, business invitees, or guests to possess handguns or other firearms, whether concealed or otherwise, on the Premises or in the Complex.

         17. No noxious or offensive activity or nuisance shall be allowed in the Project.





                              EXHIBIT "E" - Page 3

                                  EXHIBIT "F"

                               PARKING AGREEMENT


Building: Southlake Building

Landlord: MAGUIRE/THOMAS PARTNERS                           Date of Lease:
          WESTLAKE/SOUTHLAKE PARTNERSHIP                    January __, 1996

Tenant: AMERICAN AIRLINES, INC.


So long as the Lease of which this Parking Agreement ("Agreement") is a part shall remain in effect, Tenant or persons permitted by Tenant shall have the exclusive right to use 100% of the parking spaces in the Building parking garage and/or the surface parking lots at the Project located on the land described in Exhibit "A" attached hereto and, if added pursuant to the Lease, the surface parking that may be constructed on the area shown in Exhibit J (collectively, the "Parking Facilities"). Landlord shall be permitted to take such reasonable actions as necessary to repair or maintain the Parking Facilities or to construct such additional parking as contemplated by Section
16.24 of the Lease including temporarily closing any portion of the Facilities necessary for such construction or maintenance.

Tenant shall not be charged for such parking spaces or additional spaces to be constructed under Section 16.24 of the Lease except for the cost of such construction pursuant to Section 16.24, during the primary term of the Lease.

Should Tenant desire to control parking access through the use of magnetic parking cards or stickers, then Tenant shall pay the cost of installation for any additional gates or other monitoring devices, and shall also pay the cost of any magnetic cards or stickers necessary to implement such control.

The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as necessary for the operation of the parking facilities in accordance with law. Landlord may refuse to permit any person who violates the rules to park in the parking facilities, and any violation of the rules shall subject the car to removal at car owner's expense.





                              EXHIBIT "F" - Page 1

                             RULES AND REGULATIONS

1. The driveways, passages, exits, entrances, elevators and stairways shall not be obstructed by anyone using the parking facilities other than for ingress to or from his or her parking location.

2.       All directional signs and arrows must be observed.

3.       The speed limit shall be 5 miles per hour.

4.       Parking is prohibited:

         (a)     in areas not striped for parking
         (b)     in aisles
         (c)     where "No Parking" signs are posted

5. No heavy equipment shall be brought into the Garage without approval of Landlord, and Landlord shall have the right to prescribe the weight, size and position of any such heavy equipment which is allowed.

6. It is understood that all vehicles enter the parking facilities at their own risk.

7. Tenant shall only use the Parking Facilities in the Project for its employees who work in the Complex and Tenant's licensees and invitees, but Tenant shall not use same for a park and ride facility.

                                      LANDLORD:

                                      MAGUIRE/THOMAS PARTNERS - WESTLAKE/
                                      SOUTHLAKE PARTNERSHIP, a Texas General
                                      Partnership

                                      By: MAGUIRE/THOMAS PARTNERS - DALLAS,
                                          LTD., a California Limited
                                          Partnership, a General Partner

                                          By: MAGUIRE/THOMAS PARTNERS, INC.
                                              A California Corporation
                                              Its General Partner


                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------





                              EXHIBIT "F" - Page 2

                                      TENANT:

                                      AMERICAN AIRLINES, INC., a Delaware
                                      corporation



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------





                              EXHIBIT "F" - Page 3

                                  EXHIBIT "A"


Lot 1, Block B, of MTP-IBM Addition No. 1, City of Southlake, Texas, as filed in Volume 388-211, Page 68-69 of the Map and Plat Records of Tarrant County, Texas, and in Cabinet G, Page 208 of the Map and Plat Records of Denton County, Texas.





                              EXHIBIT "F" - Page 4

                                  EXHIBIT "G"

                        PROJECT MAINTENANCE ASSOCIATION


         The Project Maintenance Association (the "Association") is a non-profit membership association, organized to impose upon all portions of the Complex (as such term is defined in the Lease to which this Exhibit "G" is attached) mutually beneficial restrictions providing for the repair and maintenance necessary to preserve the uniform appearance, high quality and usage of certain common areas of the Complex, and to provide other services which are of benefit to more than one building in the Complex, including security services, landscape maintenance, shuttle services, and such other services as the directors of the Association determine to be necessary or appropriate for the common benefit of more than one building in the Complex ("Common Benefit Services and Facilities"). Owners of real property in the Complex are members of the Association.

         The Association imposes annual assessments which are part of Operating Expenses of buildings in the Complex to fund the costs of providing the Common Benefit Services and Facilities including reasonable reserves if deemed appropriate by the Association directors. Assessments will generally be made based upon the ratio of the Rentable Area of each particular building to the total Rentable Area of all substantially completed buildings in the Complex, provided that no portion of the costs of providing the shuttle service will be allocated to office buildings constructed within the Village Center portion of the Complex, and further provided that if the Association directors determine that a particular Common Benefit Service or Facility benefits certain of the buildings in the Complex but not others, or determine that such benefits fall disproportionately upon certain buildings in the Complex, then the Association directors shall allocate the costs for any such particular Common Benefit Service or Facility pursuant to a method of allocation which the Association directors determine will more fairly match such costs to the benefits received therefrom.





                              EXHIBIT "G" - Page 1

                               SOLANA-SOUTHLAKE
                       STANDARD CLEANING SPECIFICATIONS


I.  OFFICE AREAS

    A.  NIGHTLY SERVICE (Monday through Friday)

        1. Empty all waste baskets and place for disposal in dumpster. (Replace liners as needed.)
        2.  Detail doors, walls & partition glass.
        3.  Sweep and/or dust mop all hard surface floors.
        4.  Spot clean or damp mop all stains on tile floors as needed.
        5.  Vaccuum all carpeted areas.
        6.  Spot minor stains on carpets, as needed.
        7.  Wash all drinking fountains.
        8.  Properly arranged chairs in offices and conference rooms.
        9.  Turn off all lights, leaving only designated lights on.
        10. Secure all doors as directed.
        11. Keep janitor closet clean and orderly.

    B.  WEEKLY SERVICES

        1.  Detail woodwork, walls, partitions.
        2. Dust all picture frames, chair rungs and other requested office furnishings.

    C.  MONTHLY SERVICES

        1.  Polish or clean door kick plates and thresholds.
        2.  Dust all door jambs.
        3.  Dust all high partitions and ledges.
        4. Clean and refinish all resilient floors with slip retardant floor finish.
        5.  Detail vacuum all carpeting and other hard to reach areas.
        6.  Vacuum or wash all return air vents.

    D.  QUARTERLY SERVICES

        1.  Vacuum all fabric furniture.
        2.  Wipe or wash vinyl furniture.

    E.  SEMI-ANNUALLY

        1.  Extract-clean carpet as needed.


                             EXHIBIT "H" - Page 1

I.   BREAKROOM AND KITCHEN AREA (excluding main cafeteria area)

     A.  NIGHTLY SERVICE (Monday through Friday)

         1.  Remove trash and place for disposal.
         2.  Wipe tables, chairs, counter tops and cabinet fronts.
         3.  Wash kitchen sinks.
         4.  Wipe coffee maker.
         5.  Wipe front of oven, refrigerator & dishwasher.
         6.  Dust window sills.
         7.  Dust mop floors.
         8.  Spot mop floor to remove spills, etc.
         9.  Spot clean doors and walls, etc.

     B.  MONTHLY SERVICES

         1.  Scrub and refinish all hard surface floors.
         2.  Dust, wash vinyl chairs, chair rungs and table pedestals.

III. REST ROOMS

     A.  NIGHTLY SERVICES (Monday through Friday)

         1. Clean and sanitize all urinals, commodes and wash basins to include all chrome fittings and bright work.
         2.  Clean mirrors and frames.
         3.  Wet mop floors.
         4.  Dust ledges and partitions.
         5.  Spot clean walls, doors and partitions.
         6.  Fill all dispensers from stock.
         7. Empty and remove all trash from containers, clean exteriors of containers.
         8.  Empty and sanitize all feminine napkin disposal units.
         9.  Report any fixtures not working properly.
         10. Report any light fixtures burned-out.

     B.  MONTHLY SERVICES

         1.  Clean and/or polish all door kick plates and thresholds.
         2.  Dust all door jambs.
         3.  Machine scrub all floors.
         4.  Wash all walls and metal partitions.

IV.  ELEVATOR LOBBIES & PUBLIC CORRIDORS

     A.  NIGHTLY SERVICES (Monday through Friday)

         1.  Sweep and/or dust mop all tile floors, spot clean all stains.
         2.  Vacuum all carpeted areas.  Spot minor stains.

                             EXHIBIT "H" - Page 2

         3.  Detail doors, walls, etc.
         4.  Secure all doors as directed.
         5.  Report any burned-out lights.

     B.  WEEKLY SERVICES

         1.  Spot wash all lobby walls and doors.
         2.  Polish or clean all door kick plates and thresholds.
         3.  Dust all door jambs, all artwork and picture frames.
         4.  Buff all lobby and corridor floors where tile is installed.

     C.  QUARTERLY SERVICES

         1. Thoroughly scrub and finish all resilient floors with a slip retardant floor finish.
         2.  Clean light diffusers.

V.   DAY PORTER SERVICES (one porter)

     A.  DAILY (Monday through Friday)

         1.  Rest Rooms
             a.  Re-fill all dispensers
             b.  Spot clean, as needed.
             c.  Empty trash containers, as needed.

         2.  Breakroom (excluding main cafeteria area)
             a.  Spot clean, as needed.
             b.  Re-fill paper towel dispenser, as needed.

* Over-standard janitorial services are available upon request and are payable monthly by tenant.

VI.  WINDOW WASHING SPECIFICATIONS

     A.  Exterior Windows

         1.  Cleaned twice annually

     B.  Interior Windows

           1.  Cleaned once annually




                             EXHIBIT "H" - Page 3

                                 EXHIBIT "I"

                              HVAC SPECIFICATIONS

HVAC SPECIFICATIONS

         Landlord shall provide or permit Tenant to provide a high quality air-conditioning system on a year-round basis throughout the Premises.
Interior space shall be provided with thermostatically controlled zones. The system is designed to maintain an average inside temperature of 75 degrees +/-2 degrees during summer outdoor temperatures of 99 degrees F.D.B. and 78 degrees F.W.B. and 72 degrees +/-2 F.D.B. at winter outside temperatures of 19 degrees F.D.B. and in accordance with an occupancy of one person per 250 square feet. These temperatures are subject to the conditions and requirements of State and Federal Energy Regulating Bodies for non-residential buildings (collectively, "regulatory requirements"). If Landlord elects to allow Tenant to operate the HVAC to the Premises, Tenant shall operate the HVAC within the foregoing design parameters.

          All conditions are 1989 ASHRAE Standard for energy conservation and Building design.





                              EXHIBIT "I" - Page 1

    [SITE FOR CONSTRUCTION OF ADDITIONAL SURFACE PARKING SPACES - PICTURED]


                                 EXHIBIT "J"

                                  EXHIBIT "K"

                                RENEWAL OPTIONS

         1. Tenant or any assignee consented to by Landlord or deemed consented to by Landlord under Section 11.01 of all of Tenant's interest under this Lease, but not any other party, is granted the following five-year options to extend the term of the Lease from the expiration of the initial term of the Lease as set forth in Exhibit C for five years (the "First Renewal Term") and from the expiration of the First Renewal Term of the Lease for one additional five (5) year term (the "Second Renewal Term") (individually or collectively, as appropriate from the context, the First Renewal Term and the Second Renewal Term are referred to hereinafter as "Renewal Term"), pursuant to the terms and conditions set forth hereinbelow provided (a) Tenant is not in default of the Lease at the time of the exercise of its option beyond any applicable cure period and (b) Tenant gives written notice to Landlord of its exercise of the option to lease at least one (1) year prior to the commencement of such Renewal Term of the Lease. The term of the Lease from the Commencement Date through the Expiration Date as set forth in Exhibit C, is referred to herein as the "initial term". Tenant must exercise an option for a Renewal Term for all the space in the Building.

                 Each Renewal Term shall be upon the same terms and conditions set forth in the Lease, except that annual Basic Rent shall be determined as follows: (i) the expense stop ("Expense Stop") shall be (x) for the First Renewal Term, Tenant's Non-Electrical Expenses as adjusted to reflect normal office operations and hours of operation for the year 2005, and (y) for the Second Renewal Term, Tenant's Non-Electrical Expenses as adjusted to reflect normal office operations and hours of operation for the year 2010; and (ii) the annual Basic Rent for the First Renewal Term and the Second Renewal Term shall be equal to one hundred percent (100%) of the existing Fair Market Rent at the time the renewal option is exercised.

                 Under all circumstances during the Term of this Lease, in addition to all other payments to be made by Tenant, Tenant shall pay all of Tenant's Electrical Expenses as defined in the Lease. Tenant's Expense Stop set forth in Item 4b of the Form shall be deleted and replaced with the appropriate Expense Stop determined as set forth above.

                 Landlord shall undertake a determination of the "Fair Market Rent" for the Renewal Space. The "Fair Market Rent" shall mean the fair market rental rate in effect, including concessions, if any, per square foot of rentable area under comparable terms for similar space for similarly creditworthy tenants then being offered for lease in the market composed of Solana and/or the Las Colinas Urban Center. Landlord shall advise Tenant of the Fair Market Rent for the Renewal Space within thirty (30) days after Tenant's





                              EXHIBIT "K" - Page 1
notification of its desire to exercise any of the renewal options for a Renewal Term granted hereby. Tenant shall then have thirty (30) days after receipt of Landlord's determination of Fair Market Rent for the Renewal Space to notify Landlord of its acceptance or rejection of the Landlord's proposed Fair Market Rent for the Renewal Space. In the event Tenant fails to so notify Landlord within the thirty (30) day period, Tenant shall be deemed to have rejected the Fair Market Rent for the Renewal Space proposed by Landlord and in such event, the then existing term of the Lease shall absolutely and without further notice expire, unless Tenant notifies Landlord in writing (the "Arbitration Notice") within thirty (30) days after Tenant's receipt of Landlord's determination of Fair Market Rent for the Renewal Space that it rejects such determination, whereupon the Fair Market Rent shall be determined by arbitration in accordance with the provisions of Section 8 below.

         2.      Arbitration.

                 2.1 Arbitration Matters. If Tenant gives the Arbitration Notice, then the Fair Market Rent for the Renewal Space shall be determined by arbitration in accordance with the provisions in Sections 2.2 through 2.6 below.

                 2.2 Appointment of Arbitrators. If Tenant sends the Arbitration Notice as required in Section 1 above, Landlord and Tenant shall each then appoint, in writing, one arbitrator within twenty (20) days following the receipt of the Arbitration Notice and shall provide the name and address of their respective arbitrator to the other party prior to the expiration of such twenty (20) day period; provided, that if one party fails to provide the name and address of its selected arbitrator within such twenty (20) day period, the arbitrator selected by the other party shall act as the single arbitrator as if both parties had agreed to the appointment of such arbitrator as provided above. Unless only one arbitrator is authorized as provided in the immediately foregoing sentence, the selected arbitrators shall then meet and appoint a third arbitrator within ten (10) days following their appointment. If the two
(2) arbitrators are unable to agree upon a third arbitrator within such ten
(10) day period, then the third arbitrator shall be appointed as soon as reasonably possible thereafter by a judge of a civil district court located in Tarrant County, Texas, from a list of two arbitrators proposed by each of Tenant and Landlord with both parties having the right to strike for any reason one of the two arbitrators proposed by the other party so the final list for submission to the judge will consist of two names from which the judge will pick one, subject to the qualification requirements set forth below in Section
2.5. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as set forth above for the appointment of such resigning arbitrator. The parties shall use all reasonable efforts to select all arbitrators within thirty





                              EXHIBIT "K" - Page 2

(30) days after the delivery of the Arbitration Notice. Immediately following the selection of the final arbitrator, the arbitrators shall meet and, within thirty (30) days following the final selection of the arbitrator(s), resolve the matter by determining the Fair Market Rent for the Renewal Space.

                 2.3 Decisions of Arbitrators. Within ten (10) days following the selection of the arbitrator(s), each party shall submit to such arbitrator(s) such party's proposed Fair Market Rent for the Renewal Space (the "Proposal") together with reasonable evidence supporting such Proposal. The arbitrator(s) shall consider the Proposal submitted by Landlord and the Proposal submitted by Tenant and formulate a decision based on such Proposals within thirty (30) days after (i) the submission of the Proposals or (ii) the expiration of the ten (10) days for such submission, but the arbitrator(s) shall consider any Proposal submitted prior to formulating their decision even if such Proposal is late. The power of the arbitrator(s) shall be exercised by the concurrence of at least two (2) arbitrator(s), except that if only one arbitrator is required, the decision of such arbitrator shall govern. The arbitrator(s) shall have the authority to request additional facts or evidence from each of the parties and, if such arbitrator(s) so require, a hearing to present the same, but the arbitrator(s) shall not engage in their own fact-finding. In the event of such a hearing, rules of evidence applicable to judicial proceedings in Tarrant County, Texas, civil district courts shall govern; however, evidence will be admitted or excluded in the sole discretion of the arbitrator(s). The arbitrator(s) shall resolve the controversy and shall sign a letter containing their decision, together with a brief statement describing the rationale for such decision, in writing and deliver a copy thereof to each of the parties personally or by registered or certified mail, return receipt requested. If the arbitrator(s) fail to reach an agreement during such thirty (30) day period, they may all be discharged by written notice from either of the parties to the other, and new arbitration proceedings by newly appointed arbitrators shall commence, which appointments shall be made in the same manner as set forth above.

                 2.4 Costs. Each party shall pay the expense of the arbitrator it selects and one-half of the third arbitrator's expense.

                 2.5 Qualifications. Each arbitrator shall be a real estate broker or salesman licensed under the laws of the State of Texas for at least the last ten (10) consecutive years and shall have been actively and continuously engaged in leasing transactions involving office space in the Dallas-Fort Worth Metroplex for the immediately preceding ten (10) year period. No arbitrator may be or have been employed by either Landlord or Tenant in connection with this Lease and no arbitrator may have any competing interest in this transaction.





                              EXHIBIT "K" - Page 3

         3. Written Exercise. Tenant's exercise of the right to the First Renewal Term and Second Renewal Term shall be by written notice to Landlord.
If exercised the parties will sign an amendment for the new Basic Rent for the applicable Renewal Term.

         4. Time of Essence. Time is of the essence in the exercise of the options to lease provided herein, and the failure to timely and properly exercise these renewal options would result in hardship and damage to Landlord. Therefore, once Tenant fails to exercise any extension option or the Lease terminates for any reason, all renewal options shall terminate absolutely without further action by any party.





                              EXHIBIT "K" - Page 4

                                  EXHIBIT "L"

                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Gilchrist & Rutter
Professional Corporation
1299 Ocean Avenue, Suite 900
Santa Monica, CA 90401
Attention: Paul S. Rutter, Esq.

________________________________________________________________________________


                                 SUBORDINATION
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

        THIS AGREEMENT is entered into by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit "A" attached hereto. The terms "Tenant," "Landlord," "Beneficiary," "Premises," "Lease," "Property," "Loan," "Note," "Mortgage" are defined in the Schedule of Definitions attached hereto as Exhibit "B." This Agreement is entered into with reference to the following facts:

        A. Landlord and Tenant have entered into the Lease covering the Premises on the Property.

        B. Beneficiary has made the Loan to Landlord evidenced by the Note, which Note is secured by the Mortgage covering the Property.

        C. The parties hereto desire expressly to subordinate the Lease to the lien of the Mortgage, it being a requirement of the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

        D. Tenant has requested that Beneficiary agree not to disturb Tenant's possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Property.




                                      -1-
                                  EXHIBIT "L"

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      Subordination.

                Notwithstanding any to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, and extensions thereof.

        2. Acknowledgement and Agreement by Tenant. Tenant acknowledges and agrees that:

                (a) Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements.

                (b) Tenant will not terminate or cancel the Lease or the term thereof or claim partial or total eviction by reason of a default by Landlord thereunder unless and until (i) Tenant has given written notice of such act or omission to Landlord and Beneficiary, (ii) Landlord has failed to remedy such act or omission within the applicable cure period set forth in the Lease and (iii) Beneficiary has failed to remedy such act or omission within thirty
(30) days after the expiration of Landlord's cure period for such act or omission; provided, however, that if such remedy cannot be reasonably completed within such thirty (30) day period and Beneficiary begins such remedy within such thirty (30) day period and diligently prosecutes such remedy to completion, Tenant shall have no right to cancel or terminate the Lease. Beneficiary's cure periods shall be subject to extension for "Force Majeure" delays, which shall include any acts of God, riot or civil commotion, strikes, governmental preemption, priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, or any other cause of any kind whatsoever which is beyond Beneficiary's reasonable control.

                (c) Tenant has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary, in accordance with Section 6 hereof, notifies Tenant in writing of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Beneficiary.

                (d) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

        3.      Foreclosure and Sale.

                (a) If the interests of Landlord under the Lease are acquired by Beneficiary, by any person acting by, through or on behalf of Beneficiary, or by any purchaser by foreclosure, by deed in lieu of foreclosure or otherwise (collectively, "Beneficiary's Successor"): (i) the Lease shall not terminate nor shall Tenant's right of possession be disturbed so long as Tenant is not in default under the Lease beyond any notice or applicable grace period,
(ii) except as set forth in this Agreement, all rights of Tenant under the Lease, including but not limited to the right to use and occupy the premises described therein at the rental and upon the terms and conditions set forth in the Lease and the right to exercise and enjoy all expansion and extension options contained therein, shall continue in full force and effect and shall not be terminated or affected in any way; (iii) Tenant shall be bound to Beneficiary or Beneficiary's Successor under all the terms, covenants and conditions of the Lease with the same force and effect as if Beneficiary or Beneficiary's Successor were named landlord under the Lease; and (iv) Tenant shall attorn to Beneficiary or Beneficiary's Successor as its Landlord, said attornment to be effective and self-operative immediately upon Beneficiary or Beneficiary's Successor succeeding to the interest of Landlord under the Lease without the execution of any other instruments on the part of any party hereto.

                (b) If Beneficiary or Beneficiary's Successor succeeds to the interest of Landlord under the Lease, (herein a "Successor Landlord") such party shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, including, without limitation, the rental and other sums payable by Tenant thereunder, and Tenant shall, from and after such party's succession to the interests of Landlord under the Lease, have the same rights under the Lease and the same remedies against such party for the breach of the Lease that Tenant would have had under the Lease against Landlord if such party had not succeeded to the interests of Landlord; provided, however, that if such interest is acquired by Beneficiary or Beneficiary's Successor, such party shall not be:

                        (i) liable for, or subject to any defenses or enforcement of remedies based on any act or omission of a prior landlord (including Landlord), provided, however, that the foregoing shall not relieve Successor Landlord of any liability arising by reason of its acts or omissions from and after the date of its succeeding to the interest of Landlord under the Lease, including a continuation of the failure of a prior landlord (including Landlord) to perform its obligations under the Lease, in which case, the Successor Landlord upon receipt of notice of such continuation from Tenant, shall have a reasonable period of time to remedy same, which period shall not in any event be less than the period provided Landlord under the Lease to remedy such failure or thirty (30) days, whichever is longer, and shall be subject to delays for Force Majeure events; or

                        (ii) subject to any offsets which Tenant might have against any prior landlord (including Landlord); or

                        (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one (1) month; or

                        (iv) bound by any agreement, modification, or surrender of the Lease, without the written consent of Beneficiary, except for the Lease itself and the following agreements or modifications which may be entered into between Landlord and Tenant without Beneficiary's consent: (A) amendments to the Lease which are expressly entered into pursuant to the provisions of the Lease or (B) amendments to the Lease of an administrative nature relating to the ordinary course of operation or tenancy of the Premises that do not materially and adversely affect the rights of Landlord, Beneficiary, Beneficiary's Successor or Successor Landlord; or

                        (v) bound by any obligation of any landlord (including Landlord) to make any payment to Tenant or to undertake or complete any construction of any portion of the Premises or Property or be subject to any offset, defense or enforcement of remedies arising from the failure of any landlord (including Landlord) to do so, except that Successor Landlord shall be liable for the timely return of any security deposit or other deposit actually received by Successor Landlord and the payment to Tenant of any unpaid portion of the Reimbursement Amount (as defined in the Lease) to the extent (a) Tenant has notified Successor Landlord of Landlord's failure to pay such sum in accordance with the terms of the Lease and (b) to the extent Tenant is due such sum in accordance the terms of the Lease; or

                        (vi) obligated to repair, restore, replace or rebuild any portion of the Premises in the case of damage or destruction of the Premises or any part thereof due to fire or other casualty or to the effect of a taking of a part of the Premises by exercise of power of eminent domain, beyond such repair, restoration, replacement, or rebuilding which can reasonably be accomplished from the net proceeds of any insurance or the net proceeds of any condemnation award, as the case may be, actually received by or made available to Successor Landlord.

        4. Acknowledgement and Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor or trustee under the

Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns that:

                (a)     This Agreement does not:

                        (i) constitute a waiver by Beneficiary of any of its rights under the Mortgage; and/or

                        (ii)    in any way release Landlord from its
obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

                (b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

                (c) In the event Beneficiary requires that Tenant pay its rent to the Beneficiary, Tenant shall be authorized to do so without investigating the propriety of the demand and shall in no event be liable to Landlord for any rent it pays to the Beneficiary pursuant to such demand.

        5. Agreement of Beneficiary. Beneficiary agrees and covenants, provided Tenant is not in default beyond the applicable grace period provided for in the Lease that:

                (a) Tenant shall not be joined as an adverse or party defendant in any action or proceeding which may be instituted or commenced by Beneficiary to foreclose or enforce the Mortgage unless such joinder is required by law, provided that such joinder shall not result in the termination of the Lease or disturb the possession or use of the Premises by Tenant.

                (b) Tenant shall not be evicted from the Premises nor shall any of Tenant's rights under the Lease be affected or disturbed in any way by reason of this subordination or any modifications of or default under the Mortgage.

        6. No Default. Beneficiary hereby represents that, as of the date hereof, Landlord is current on all payments due Beneficiary under the Loan and that no notice of default under the Loan has been sent to Landlord.

        7.      Notice.

                Any notice, demand or request required hereunder shall be given in writing (at the addresses set forth in Exhibit B attached hereto), by any of the following means: (a) personal service; (b) telecopying; (c) United States registered or certified, first class mail, return receipt requested, or (d) recognized overnight courier service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) of the Section 6 shall be deemed received upon such personal service or upon dispatch by electronic means with an electronic confirmation of receipt, and, if sent pursuant to either subsection (c) or (d) shall be deemed received upon delivery.

        8.      Miscellaneous.

                (a) This Agreement sets forth the entire agreement among the parties hereto concerning the subject matter hereof and there are no other agreements, contracts, promises, obligations or conditions by or among the parties hereto concerning the subject matter hereof, except as expressly set forth herein.

                (b) Except as set forth herein, Beneficiary shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

                (c) In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur any liability, beyond Beneficiary's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligations imposed upon Beneficiary hereunder or under the Lease, and Beneficiary is hereby released and relieved of any other obligations hereunder and under the Lease.

                (d) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns; provided however, that in the event of the assignment or transfer of the interest of Beneficiary, then upon the express written assumption by the assignee or transferee of Beneficiary's obligations hereunder, all obligations and liabilities of Beneficiary under this Agreement accruing after the effective date of the assignment or transfer shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary's interest is assigned or transferred.

                (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                (f) Until written demand is made by Beneficiary to Tenant in accordance with the second sentence of Section 2(c) above, all rents and other sums payable by Tenant under the Lease shall be payable by Landlord. Tenant shall not be liable to Landlord for the sums paid to Beneficiary pursuant to such demand.

        IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance and Attornment Agreement as of _____________________, 199_.


        LANDLORD:

        MAGUIRE/THOMAS PARTNERS--WESTLAKE/SOUTHLAKE PARTNERSHIP
        A Texas General Partnership

        By:  MAGUIRE/THOMAS PARTNERS-DALLAS, LTD.
             a California limited partnership
             General Partner

             By:  MAGUIRE/THOMAS PARTNERS, INC.
                  a California CORPORATION
                  General Partner

                  By:
                      ---------------------------------
                      Its:
                           ----------------------------


        By:  INTERNATIONAL BUSINESS MACHINES CORPORATION
             a New York Corporation
             General Partner


        By:
             ----------------------------------
             Its:
                 ------------------------------

        TENANT:

        AMERICAN AIRLINES, INC.
        a Delaware corporation


        By:
            --------------------------------
            Its:
                 ---------------------------


        BENEFICIARY:

        THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH


        By:
            --------------------------------
            Its:
                 ---------------------------

STATE OF CALIFORNIA    }
                       } ss.
COUNTY OF LOS ANGELES  }


        On _________________ before me, ___________________________, a Notary
Public in and for said County and State, personally appeared _________________, of MAGUIRE/THOMAS PARTNERS, INC., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.



- ----------------------------------
Signature of Notary

[SEAL]



STATE OF CALIFORNIA    }
                       } ss.
COUNTY OF LOS ANGELES  }


        On _________________ before me, ___________________________, a Notary
Public in and for said County and State, personally appeared _________________, of INTERNATIONAL BUSINESS MACHINES, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.



- ----------------------------------
Signature of Notary

[SEAL]

STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF LOS ANGELES  )


        On _________________ before me, ___________________________, a Notary
Public in and for said County and State, personally appeared _________________, of AMERICAN AIRLINES, INC., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.



- ----------------------------------
Signature of Notary

[SEAL]



STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF LOS ANGELES  )


        On _________________ before me, ___________________________, a Notary
Public in and for said County and State, personally appeared _________________, of THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.



- ----------------------------------
Signature of Notary

[SEAL]

                     EXHIBIT "A" TO SUBORDINATION AGREEMENT
                           REAL PROPERTY DESCRIPTION

Lot 1, Block B, of MTP-IBM Addition No. 1, City of Southlake, Texas, as filed in Volume 388-211, Page 68-69 of the Map and Plat Records of Tarrant County, Texas, and in Cabinet G, Page 208 of the Map and Plat Records of Denton County, Texas.

                     EXHIBIT "B" TO SUBORDINATION AGREEMENT
                            SCHEDULE OF DEFINITIONS

        "Beneficiary" shall mean The Sumitomo Bank, Limited, New York Branch. Beneficiary's address for notice purposes is as follows:

        The Sumitomo Bank, Limited, New York Branch
        277 Park Avenue
        New York, NY 10172
        Attn: Manager, Structured Finance Department

        "Mortgage" shall mean a first lien Master Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement dated as of June 29, 1987, encumbering the Property, executed by Landlord, as Mortgagor or Trustor, to Robert Rendell, an individual, as trustee, in favor of Beneficiary, as amended, securing repayment of the Loan evidenced by the Note, and recorded in the records of Denton County, Texas and Tarrant County, Texas.

        "Landlord" shall mean Maguire/Thomas Partners-Westlake/Southlake Partnership, a partnership. Landlord's address for notice purposes is as follows:

        355 South Grand Avenue, Suite 4500
        Los Angeles, CA 90071
        Attn: President

        "Lease" shall mean that certain Office Lease Agreement relating to the Property, entered into by and among Landlord and Tenant, dated as of ___________, 199____.

        "Loan" shall mean a first mortgage loan in an amount up to $45,000,000, from Beneficiary to Landlord, pursuant to and for all purposes set forth in that certain Secured Credit Agreement dated September 1, 1987, by and between Landlord and The Sumitomo Bank, Limited, New York Branch.

        "Note" shall mean that certain Non-Recourse Euro-Dollar Note executed by Landlord in favor of Beneficiary, dated as of June 29, 1987 in the principal amount of $45,000,000.

        "Premises" shall have the same meaning as in the Lease.

        "Property" shall mean the real property described in Exhibit "A" attached hereto together with the improvements thereon.

        "Tenant" shall mean American Airlines, Inc., a Delaware corporation. Tenant's address for notice purposes is as set forth in the Lease.

                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Gilchrist & Rutter
Professional Corporation
1299 Ocean Avenue, Suite 900
Santa Monica, CA 90401
Attention: Paul S. Rutter, Esq.

________________________________________________________________________________


                                 SUBORDINATION
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

        THIS AGREEMENT is entered into by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit "A" attached hereto. The terms "Tenant," "Landlord," "Beneficiary," "Premises," "Lease," "Property," "Loan," "Note," "Mortgage" are defined in the Schedule of Definitions attached hereto as Exhibit "B." This Agreement is entered into with reference to the following facts:

        A. Landlord and Tenant have entered into the Lease covering the Premises on the Property.

        B. Beneficiary has made the Loan to Landlord evidenced by the Note, which Note is secured by the Mortgage covering the Property.

        C. The parties hereto desire expressly to subordinate the Lease to the lien of the Mortgage, it being a requirement of the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

        D. Tenant has requested that Beneficiary agree not to disturb Tenant's possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Property.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      Subordination.

                Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, and extensions thereof.

        2. Acknowledgement and Agreement by Tenant. Tenant acknowledges and agrees that:

                (a) Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements.

                (b) Tenant will not terminate or cancel the Lease or the term thereof or claim partial or total eviction by reason of a default by Landlord thereunder unless and until (i) Tenant has given written notice of such act or omission to Landlord and Beneficiary, (ii) Landlord has failed to remedy such act or omission within the applicable cure period set forth in the Lease and
(iii) beneficiary has failed to remedy such act or omission within thirty (30) days after the expiration of Landlords cure period for such act or omission; provided, however, that if such remedy cannot be reasonably completed within such thirty (30) day period and Beneficiary begins such remedy within such thirty (30) day period and diligently prosecutes such remedy to completion, Tenant shall have no right to cancel or terminate the Lease. Beneficiary's cure periods shall be subject to extension for "Force Majeure" delays, which shall include any acts of God, riot or civil commotion, strikes, governmental preemption, priorities or other controls in connection with a national or other public emergency, or shortages or fuel, supplies or labor resulting therefrom, or any other cause of any kind whatsoever which is beyond Beneficiary's reasonable control.

                (c) Tenant has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary, in accordance with Section 6 hereof, notifies Tenant in writing of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to beneficiary.

                (d) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

        3.      Foreclosure and Sale.

                (a) If the interests of Landlord under the Lease are acquired by Beneficiary, by any person acting by, through or on behalf of Beneficiary, or by any purchaser by foreclosure, by deed in lieu of foreclosure or otherwise (collectively, "Beneficiary's Successor"): (i) the Lease shall not terminate nor shall Tenant's right of possession be disturbed so long as Tenant is not in default under the Lease beyond any notice or applicable grace period,
(ii) except as set forth in this Agreement, all rights of Tenant under the Lease, including but not limited to the right to use and occupy the premises described therein at the rental and upon the terms and conditions set forth in the Lease and the right to exercise and enjoy all expansion and extension options contained therein, shall continue in full force and effect and shall not be terminated or affected in any way; (iii) Tenant shall be bound to Beneficiary or Beneficiary's Successor under all the terms, covenants and conditions of the Lease with the same force and effect as if Beneficiary or Beneficiary's Successor were named landlord under the Lease; and (iv) Tenant shall attorn to Beneficiary or Beneficiary's Successor as its Landlord, said attornment to be effective and self-operative immediately upon Beneficiary or Beneficiary's Successor succeeding to the interest of Landlord under the Lease without the execution of any other instruments on the part of any party hereto.

                (b) If Beneficiary or Beneficiary's Successor succeeds to the interest of Landlord under the Lease, (herein a "Successor Landlord") such party shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, including, without limitation, the rental and other sums payable by Tenant thereunder, and Tenant shall, from and after such party's succession to the interests of Landlord under the Lease, have the same rights under the Lease and the same remedies against such party for the breach of the Lease that Tenant would have had under the Lease against Landlord if such party had not succeeded to the interests of Landlord; provided, however, that if such interest is acquired by Beneficiary or Beneficiary's Successor, such party shall not be:

                        (i) liable for, or subject to any defenses or enforcement of remedies based on any act or omission of a prior landlord (including Landlord), provided, however that the foregoing shall not relieve Successor Landlord of any liability arising by reason of its acts or omissions from and after the date of its succeeding to the interest of Landlord under the Lease, including a continuation of the failure of a prior landlord (including Landlord) to perform its obligations under the Lease, in which case, the Successor Landlord upon receipt of notice of such continuation from Tenant, shall have a reasonable period of time to remedy same, which period shall not in any event be less than the period provided Landlord under the Lease to remedy such failure or thirty (30) days, whichever is longer, and shall be subject to delays for Force Majeure events; or

                        (ii) subject to any offsets which Tenant might have against any prior landlord (including Landlord); or

                        (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one (1) month; or

                        (iv) bound by any agreement, modification, or surrender of the Lease, without the written consent of Beneficiary, except for the Lease itself and the following agreements or modifications which may be entered into between Landlord and Tenant without Beneficiary's consent: (A) amendments to the Lease which are expressly entered into pursuant to the provisions of the Lease (B) amendments to the Lease of an administrative nature relating to the ordinary course of operation or tenancy of the Premises that do not materially and adversely affect the rights of Landlord, Beneficiary, Beneficiary's Successor or Successor Landlord; or

                        (v) bound by any obligation of any landlord (including Landlord) to make any payment to Tenant or to undertake or complete any construction of any portion of the Premises or Property or be subject to any offset, defense or enforcement of remedies arising from the failure of any landlord (including Landlord) to do so, except that Successor Landlord shall be liable for the timely return of any security deposit or other deposit actually received by Successor Landlord and the payment to Tenant of any unpaid portion of the Reimbursement Amount (as defined in the Lease) to the extent (a) Tenant has notified Successor Landlord of Landlord's failure to pay such sum in accordance with the terms of the Lease and (b) to the extent Tenant is due such sum in accordance the terms of the Lease; or

                        (vi) obligated to repair, restore, replace or rebuild any portion of the Premises in the case of damage or destruction of the Premises or any part thereof due to fire or other casualty or to the effects of a taking of a part of the Premises by exercise of power of eminent domain, beyond such repair, restoration, replacement, or rebuilding which can reasonably be accomplished from the net proceeds of any insurance or the net proceeds of any condemnation award, as the case may be, actually received by or made available to Successor Landlord.

        4. Acknowledgement and Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor or trustee under the

Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns that:

                (a)     This Agreement does not:

                        (i) constitute a waiver by Beneficiary of any of its rights under the Mortgage; and/or

                        (ii)    in any way release Landlord from its
obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

                (b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

                (c) In the event Beneficiary requires that Tenant pay its rent to the Beneficiary, Tenant shall be authorized to do so without investigating the propriety of the demand and shall in no event be liable to Landlord for any rent it pays to the Beneficiary pursuant to such demand.

        5. Agreement of Beneficiary. Beneficiary agrees and covenants, provided Tenant is not in default beyond the applicable grace period provided for in the Lease that:

                (a) Tenant shall not be joined as an adverse or party defendant in any action or proceeding which may be instituted or commenced by Beneficiary to foreclose or enforce the Mortgage unless such joinder is required by law, provided that such joinder shall not result in the termination of the Lease or disturb the possession or use of the Premises by Tenant.

                (b) Tenant shall not be evicted from the Premises nor shall any of Tenant's rights under the Lease be affected or disturbed in any way by reason of this subordination or any modifications of or default under the Mortgage.

        6. No Default. Beneficiary hereby represents that, as of the date hereof, Landlord is current on all payments due Beneficiary under the Loan and that no notice of default under the Loan has been sent to Landlord.

        7.      Notice.

                Any notice, demand or request required hereunder shall be given in writing (at the addresses set forth in Exhibit B attached hereto), by any of the following means: (a) personal service; (b) telecopying; (c) United States registered or certified, first class mail, return receipt requested, or (d) recognized overnight courier service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) of this Section 6 shall be deemed received upon such personal service or upon dispatch by electronic means with an electronic confirmation of receipt, and, if sent pursuant to either subsection (c) or (d) shall be deemed received upon delivery.

        8.      Miscellaneous.

                (a) This Agreement sets forth the entire agreement among the parties hereto concerning the subject matter hereof and there are no other agreements, contracts, promises, obligations or conditions by or among the parties hereto concerning the subject matter hereof, except as expressly set forth herein.

                (b) Except as set forth herein, Beneficiary shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

                (c) In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur any liability, beyond Beneficiary's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligations imposed upon Beneficiary hereunder or under the Lease, and Beneficiary is hereby released and relieved of any other obligations hereunder and under the Lease.

                (d) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns; provided however, that in the event of the assignment or transfer of the interest of Beneficiary, then upon the express written assumption by the assignee or transferee of Beneficiary's obligations hereunder, all obligations and liabilities of Beneficiary under this Agreement accruing after the effective date of the assignment or transfer shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary's interest is assigned or transferred.

                (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                (f) Until written demand is made by Beneficiary to Tenant in accordance with the second sentence of Section 2(c) above, all rents and other sums payable by Tenant under the Lease shall be payable to Landlord. Tenant shall not be liable to Landlord for the sums paid to Beneficiary pursuant to such demand.

        IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance and Attornment Agreement as of _____________________, 199_.


        LANDLORD:

        MAGUIRE/THOMAS PARTNERS-WESTLAKE/SOUTHLAKE PARTNERSHIP
        A Texas General Partnership

        By:     MAGUIRE/THOMAS PARTNERS--DALLAS, LTD.
                a California limited partnership
                General Partner

                By:     MAGUIRE/THOMAS PARTNERS, INC.
                        a California Corporation
                        General Partner


                        By:
                            ---------------------------------
                            Its:
                                -----------------------------


        By:     INTERNATIONAL BUSINESS MACHINES CORPORATION
                a New York Corporation
                General Partner


        By:
             ----------------------------------
             Its:
                 ------------------------------

TENANT:

AMERICAN AIRLINES, INC.
a Delaware corporation


By:
    ------------------------------
    Its
       ---------------------------


BENEFICIARY:

THE SUMITOMO BANK, LIMITED, HOUSTON AGENCY,
AS COLLATERAL AGENT FOR THE SUMITOMO BANK,
LIMITED, NEW YORK BRANCH


By:
    ------------------------------
    Its
       ---------------------------

STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF LOS ANGELES  )


        On _________________ before me, ___________________________, a Notary
Public in and for said County and State, personally appeared _________________, of MAGUIRE/THOMAS PARTNERS, INC., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.



- ----------------------------------
Signature of Notary

[SEAL]



STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF LOS ANGELES  )


        On _________________ before me, ___________________________, a Notary
Public in and for said County and State, personally appeared _________________, of INTERNATIONAL BUSINESS MACHINES, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.



- ----------------------------------
Signature of Notary

[SEAL]

STATE OF CALIFORNIA    }
                       } ss.
COUNTY OF LOS ANGELES  }


        On _________________ before me, ___________________________, a Notary
Public in and for said County and State, personally appeared _________________, of AMERICAN AIRLINES, INC., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.



- ----------------------------------
Signature of Notary

[SEAL]



STATE OF CALIFORNIA    }
                       } ss.
COUNTY OF LOS ANGELES  }


        On _________________ before me, ___________________________, a Notary
Public in and for said County and State, personally appeared _________________, of THE SUMITOMO BANK, LIMITED, HOUSTON AGENCY, AS COLLATERAL AGENT FOR THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.



- ----------------------------------
Signature of Notary

[SEAL]

                     EXHIBIT "A" TO SUBORDINATION AGREEMENT
                           REAL PROPERTY DESCRIPTION

Lot 1, Block B, of MTP-IBM Addition No. 1, City of Southlake, Texas, as filed in Volume 388-211, Page 68-69 of the Map and Plat Records of Tarrant County, Texas, and in Cabinet G, Page 208 of the Map and Plat Records of Denton County, Texas.

                     EXHIBIT "B" TO SUBORDINATION AGREEMENT
                            SCHEDULE OF DEFINITIONS

        "Beneficiary" shall mean The Sumitomo Bank, Limited, Houston Agency, as collateral agent for The Sumitomo Bank, Limited, New York Branch. Beneficiary's address for notice purposes is as follows:

        The Sumitomo Bank, Limited, Houston Agency
        Nations Bank Center
        Suite 1750
        700 Louisiana
        Houston, TX 77002

        with a copy to:

        The Sumitomo Bank, Limited, New York Branch
        277 Park Avenue
        New York, NY 10172
        Attn: Manager, Structured Finance Department

        "Mortgage" shall mean a Phase 1A Second Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement dated as of September 1, 1987, encumbering the Property, executed by Landlord, as Mortgagor, to Robert Rendell, an individual, as trustee, in favor of Beneficiary, securing repayment of the Loan evidenced by the Note, recorded in the records of Tarrant County, Texas and Denton County, Texas.

        "Landlord" shall mean Maguire/Thomas Partners-Westlake/Southlake Partnership, a partnership. Landlord's address for notice purposes is as follows:

        355 South Grand Avenue, Suite 4500
        Los Angeles, CA 90071
        Attn: President

        "Lease" shall mean that certain Office Lease Agreement relating to the Property, entered into by and among Landlord and Tenant, dated as of ___________, 199____.

        "Loan" shall mean a loan in an amount up to $217,000,000, from The Sumitomo Bank, Limited, New York Branch, to Landlord, pursuant to and for all purposes set forth in that certain Secured Letter of Credit and Revolving Credit Agreement dated as of August 15, 1986, by and between Landlord and The Sumitomo Bank, Limited, New York Branch, as amended, which loan is secured by, among other things, a first lien Master Deed of Trust, Security Agreement, Assignment of Rents, and Financing Statement dated as of August 15, 1986, encumbering certain other property owned by Landlord, executed by Landlord, as Mortgagor, to Robert Rendell, an individual, as trustee, in favor of Beneficiary, for the benefit of The Sumitomo Bank, Limited, New York Branch, securing repayment of the Loan evidenced by the Note, recorded in the records of Tarrant County, Texas, as amended.

        "Note" shall mean that ceratin Euro-Dollar Note and that certain Domestic Note executed by Landlord in favor of Beneficiary, each dated as of August 27, 1986.

        "Premises" shall have the same meaning as in the Lease.

        "Property" shall mean the real property described in Exhibit "A" attached hereto together with the improvements thereon.

        "Tenant" shall mean American Airlines, Inc., a Delaware corporation. Tenant's address for notice purposes is as set forth in the Lease.

                                  EXHIBIT "M"

                              HAZARDOUS SUBSTANCES


         Except general office supplies typically used in an office area in the ordinary course of business, including, without limitation copier toner, liquid paper, glue, ink, and cleaning solvents, and cafeteria and kitchen products including cleaning items and solvents (collectively, "General Office Supplies") for use in the manner for which they were designed, and in such amounts as may be normal for the office business operations conducted by Tenant in the Project and in amounts which do not require a permit for such General Office Supplies so long as Tenant properly secures and stores such General Office Supplies, neither Tenant nor its agents, employees, contractors, licensees, sublessees, assignees, or concessionaires shall use, handle, store, generate, release or dispose of any Hazardous Substances in, on, under or about the Premises. If any Hazardous Substances are used, stored, generated, or released or disposed of on or in the Project by Tenant or Tenant's agents, employees or contractors in violation of applicable laws, or if the Project becomes contaminated in any manner by Tenant or Tenant's agents, employees, subtenants, invitees or contractors, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, damages, fines, judgments, attorneys fees, penalties, costs, liabilities or losses arising during or after the Term of this Lease and arising as a result of such contamination, release, spill or discharge. This indemnification includes any and all reasonable and necessary costs incurred because of any investigation of an environmental act for which Tenant is responsible that requires any cleanup, remediation, removal or restoration mandated by federal, state or local agency or political subdivision.

         Landlord shall indemnify, defend and hold harmless Tenant from and against any and all other claims, damages, fines, judgments, attorneys fees, penalties, costs, liabilities or losses arising during or after the term of this Lease which relate to the presence of Hazardous Substances in violation of applicable laws in the Project to the extent, but only to the extent, caused by Landlord, its agents, employees, invitees or contractors. Neither indemnity set forth in this Exhibit "M" shall abrogate or otherwise limit Landlord's or Tenant's other rights and remedies at law or in equity which are not set forth herein.

         Tenant and Landlord will each notify the other immediately upon learning that any duty described in this Exhibit "M" of the Lease has been violated; that there has been a release, discharge or disposal of any Hazardous Substance on or about the Project; or that the Project is subject to any third party claim or action, or threat thereof, because of an environmental condition in or originating from the Project or arising in connection with the operation of Tenant's business. Upon written notice from Landlord





                               EXHIBIT M - Page 1
to Tenant, and following a reasonable period of time, Landlord will have the right to perform the removal and abatement of any Hazardous Substances from the Project, and all costs of abatement or removal of such Hazardous Substances to the extent, but only to the extent, mandated by federal, state or local agency or political subdivision, including environmental consultant fees, will be paid by Tenant to the extent such abatement or removal is caused by Tenant or Tenant's agents, employees, contractors, subtenants, or invitees.

         As used herein, the words "Hazardous Substances" mean and include any hazardous or toxic substance, material or waste (including constituents thereof) which is or becomes regulated by Governmental Authorities, including any material or substance which is (a) listed or defined as a "hazardous waste", "extremely hazardous waste", "restricted hazardous waste", "hazardous substance" or "toxic substance" or words of similar import under the Environmental Law, (b) petroleum and its byproducts, (c) asbestos, radon gas, urea formaldehyde foam insulation, (d) polychlorinated biphenyl, or (e) designated as a hazardous or toxic substance or waste or words of similar import by the Environmental Law; except that, notwithstanding the foregoing or any other provision in this Exhibit M to the contrary, the words "Hazardous Substances" shall not mean or include (i) contamination caused by normal application of pesticides, fungicides or other agricultural products; (ii) groundwater or surface water contamination which is below levels which would be actionable under the Laws where action levels have been stated; (iii) any amount of hazardous substances released which is below the "reportable quantity" for that substance as defined in 42 U.S.C. 9602; (iv) a hazardous substance that is located on or in a motor vehicle; or (v) General Office Supplies. As used herein, the words "Environmental Laws" mean the Federal Water Pollution Control Act (33 U.S.C. Section 1317, et seq.), the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Section 9601 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.) or the Federal Clean Air Act (42 U.S.C. Section 7401, et seq.), and other applicable Laws of local, state and federal governmental and quasi-governmental agencies, departments, commissions, boards or bureaus ("Governmental Authorities") relating, directly or indirectly, to the storage, use, manufacture, generation, transportation, discharge (including release) or disposal of Hazardous Substances.

         In the case of Hazardous Substance related matters, this Exhibit "M" supersedes all other provision of the Lease.





                               EXHIBIT M - Page 2

                                  EXHIBIT "N"

                      RELEASE OF LEASE AND WAIVER OF CLAIM


         Maguire/Thomas Partners-Westlake/Southlake Partnership, as Landlord, and American Airlines, Inc., as Tenant, entered into that certain lease (the "Lease") dated _____________ for premises within the Southlake Building located on certain land more particularly described as Lot 1, Block B, of MTP-IBM Addition No. 1, City of Southlake, Texas as filed in Volume 388-211, Page 68-69 of the Map and Plat Records of Tarrant County, Texas, and in Cabinet G, Page 208 of the Map and Plat Records of Denton County, Texas. Landlord and Tenant agree that the Lease has expired or has been terminated pursuant to its terms and Tenant hereby waives any claim of further right to occupy any space pursuant to the Lease and the Memorandum of Lease previously filed by the parties is hereby released.

                                  "Tenant"

                                  American Airlines, Inc.

                                  By:
                                     -------------------------------
                                  Its:
                                      ------------------------------


                                  "Landlord"

                                  Maguire/Thomas     Partners-Westlake/Southlake
                                  Partnership

                                        By: Maguire/Thomas Partners-Dallas, Ltd.
                                            a California limited partnership,
                                            General Partner

                                            By: Maguire/Thomas Partners, Inc.,
                                                a California corporation
                                                General Partner

                                                By:
                                                   -----------------------------
                                                Its:
                                                    ----------------------------





                               EXHIBIT N - Page 1

STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on the ____ day of __________, 199_, by ________________________, ________________ of AMERICAN
AIRLINES, INC., a Delaware corporation, on behalf of said corporation.


[S E A L]

                                           ------------------------------------
My commission expires:                     Notary Public, State of
                                                                  -------------
- ------------------------------

                                           ------------------------------------
                                           Notary's name printed


STATE OF CALIFORNIA              )
                                 )
COUNTY OF _________              )

         This instrument was acknowledged before me on the ____ day of ______________, 199_, by ________________________, ________________ of
Maguire/Thomas Partners, Inc., a California corporation, general partner of Maguire/Thomas Partners - Dallas, Ltd., a California limited partnership, general partner of Maguire/Thomas Partners - Westlake/Southlake Partnership, a Texas general partnership, on behalf of such corporation as general partner of such limited partnership as general partner of such general partnership.

[S E A L]

                                           -------------------------------------
My commission expires:                     Notary Public, State of
                                                                  --------------
- ------------------------------


                                           -------------------------------------
                                           Notary's name printed





                               EXHIBIT N - Page 2

                                  EXHIBIT "O"

                              MEMORANDUM OF LEASE

STATE OF TEXAS            )
                          )           KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF TARRANT         )

         THIS MEMORANDUM OF LEASE AGREEMENT made this ___ day of _________, 1996, by and between MAGUIRE/THOMAS PARTNERS - WESTLAKE/SOUTHLAKE PARTNERSHIP ("Landlord") and AMERICAN AIRLINES, INC. ("Tenant"), for the purpose of setting forth of record in Tarrant County, Texas, the fact that the undersigned Landlord and Tenant have entered into a Office Lease Agreement (the "Agreement") providing for the lease by Tenant from Landlord of certain office space in a building located at 1 East Kirkwood Boulevard in the City of Southlake, located in Tarrant County, Texas as more fully described on the Exhibit A attached hereto and made a part hereof. Subject to the terms and conditions of the Agreement, Landlord has agreed to grant to Tenant the rights set forth therein.

         The initial term of the Agreement expires on June 30, 2006. Subject to the terms and conditions of the Agreement, Tenant may have up to two (2) five year extensions of the initial term of the Agreement.

         Copies of the Agreement are maintained at the following locations as of the date of this Memorandum:

         Landlord:

         Maguire/Thomas Partners - Westlake/Southlake Partnership
         Nine Village Circle, Suite 500
         Westlake, Texas 76262

         Tenant:

         American Airlines, Inc.
         4255 Amon Carter Blvd.
         Fort Worth, Texas 76155
         Attn: Managing Director
         Corporate Real Estate

         WITNESS OUR HANDS this ___ day of January, 1996.

                          AMERICAN AIRLINES, INC.,
                          a Delaware corporation



                          By:
                             --------------------------------------------------
                          Printed Name:
                                       ----------------------------------------
                          Title:
                                -----------------------------------------------




                               EXHIBIT O - Page 1

                       MAGUIRE/THOMAS PARTNERS - WESTLAKE/SOUTHLAKE
                       PARTNERSHIP, a Texas general partnership

                       By: Maguire/Thomas Partners - Dallas, Ltd., a California limited partnership, general partner

                                By:     Maguire/Thomas Partners, Inc., a
                                        California corporation, general
                                        partner


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Its:
                                            -----------------------------------

STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on the ____ day of ______________, 199_, by ________________________, ________________ of AMERICAN
AIRLINES, INC., a Delaware corporation, on behalf of said corporation.


[S E A L]

                                           -------------------------------------
My commission expires:                     Notary Public, State of
                                                                   -------------
- -------------------------------

                                           -------------------------------------
                                           Notary's name printed


STATE OF CALIFORNIA              )
                                 )
COUNTY OF _________              )

         This instrument was acknowledged before me on the ____ day of ______________, 199_, by ________________________, ________________ of
Maguire/Thomas Partners, Inc., a California corporation, general partner of Maguire/Thomas Partners - Dallas, Ltd., a California limited partnership, general partner of Maguire/Thomas Partners - Westlake/Southlake Partnership, a Texas general partnership, on behalf of such corporation as general partner of such limited partnership as general partner of such general partnership.

[S E A L]

                                           -------------------------------------
My commission expires:                     Notary Public, State of
                                                                   -------------
- -------------------------------


                                           -------------------------------------
                                           Notary's name printed





                               EXHIBIT O - Page 2

After recording
return to:

Ed Walts
P.O. Box 50100
Dallas, Texas 75250





                               EXHIBIT O - Page 3

                                  EXHIBIT "A"


Lot 1, Block B, of MTP-IBM Addition No. 1, City of Southlake, Texas, as filed in Volume 388-211, Page 68-69 of the Map and Plat Records of Tarrant County, Texas, and in Cabinet G, Page 208 of the Map and Plat Records of Denton County, Texas.





                               EXHIBIT O - Page 4

  [L1- MAP OF SALAMA/SOUTHLAKE - TENANT BUILD-OUT DOCUMENTS - FLOOR SPACE]


                                 EXHIBIT 'A'

                                   Page 1